                                                               EXHIBIT 10.1.19.6



================================================================================

                     AMENDED AND RESTATED CREDIT AGREEMENT

                          DATED AS OF DECEMBER 22, 2000

                                      AMONG

                            UNITED AUTO GROUP, INC.,

                         VARIOUS FINANCIAL INSTITUTIONS

                                       AND

                       CHRYSLER FINANCIAL COMPANY L.L.C.,
                                    AS AGENT

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                                TABLE OF CONTENTS

SECTION 1   DEFINITIONS.........................................................1
     1.1  Definitions...........................................................1
     1.2  Other Interpretive Provisions........................................13
     1.3  Addition of New Lenders..............................................13

SECTION 2   COMMITMENTS OF THE LENDERS; BORROWING AND LETTER OF
            CREDIT PROCEDURES..................................................14
     2.1  Commitments..........................................................14
            2.1.1  Revolving Loan Commitment...................................14
            2.1.2  Acquisition Loan Commitment.................................14
            2.1.3  L/C Commitment..............................................14
            2.1.4  Term Loans..................................................14
     2.2  Loan Procedures......................................................14
     2.3 Letter of Credit Procedures...........................................15
            2.3.1  L/C Applications............................................15
            2.3.2  Participations in Letters of Credit.........................15
            2.3.3  Reimbursement Obligations...................................16
            2.3.4  Limitation on Obligations of Issuing Lender.................16
            2.3.5  Funding by Lenders to Issuing Lender........................16
     2.4  Commitments Several..................................................17
     2.5 Certain Conditions....................................................17

SECTION 3   NOTES EVIDENCING LOANS.............................................17
     3.1  Notes................................................................18
     3.2  Recordkeeping........................................................18

SECTION 4   INTEREST...........................................................18
     4.1  Interest Rate........................................................18
     4.2  Interest Payment Dates...............................................18
     4.3  Computation of Interest..............................................18

SECTION 5   FEES...............................................................18
     5.1  Letter of Credit Fees................................................18

SECTION 6   REDUCTION OR TERMINATION OF THE REVOLVING COMMITMENT
            AMOUNT AND THE ACQUISITION COMMITMENT AMOUNT;
            PREPAYMENTS........................................................19
     6.1.  Voluntary Reduction or Termination of Commitment Amounts............19
     6.2   Voluntary Prepayments...............................................19
     6.3   Mandatory Prepayments...............................................19
     6.4   All Prepayments of Term Loans.......................................20

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
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SECTION 7   MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES....................20
     7.1  Making of Payments...................................................20
     7.2  Application of Certain Payments......................................20
     7.3  Due Date Extension...................................................20
     7.4  Setoff...............................................................20
     7.5  Proration of Payments................................................20
     7.6  Taxes................................................................21

SECTION 8   WARRANTIES.........................................................22
     8.1  Organization.........................................................22
     8.2  Authorization; No Conflict...........................................22
     8.3  Validity and Binding Nature..........................................22
     8.4  Financial Condition..................................................22
     8.5  No Material Adverse Change ..........................................23
     8.6  Litigation and Contingent Liabilities................................23
     8.7  Ownership of Properties; Liens.......................................23
     8.8  Subsidiaries.........................................................23
     8.9  Pension Plans........................................................23
     8.10  Investment Company Act..............................................24
     8.11  Public Utility Holding Company Act..................................24
     8.12  Regulation U........................................................24
     8.13  Taxes...............................................................24
     8.14  Solvency, etc.......................................................24
     8.15  Environmental Matters...............................................24
     8.16  Insurance...........................................................25
     8.17  Information.........................................................25
     8.18  Intellectual Property...............................................26
     8.19  Burdensome Obligations..............................................26
     8.20  Labor Matters.......................................................26
     8.21  No Default..........................................................26
     8.22  Securities Purchase Agreement.......................................26
     8.23  Senior Debt.........................................................27

SECTION 9   COVENANTS..........................................................27
     9.1  Reports, Certificates and Other Information..........................27
             9.1.1  Annual Report..............................................27
             9.1.2  Interim Reports............................................27
             9.1.3  Compliance Certificates/Asset Reports......................28
             9.1.4  Reports to the SEC and to Shareholders.....................28
             9.1.5  Notice of Default, Litigation and ERISA Matters............28
             9.1.6  Management Reports.........................................29
             9.1.7  Subordinated Debt Notices..................................29

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
             9.1.8  Subordinated Notes.........................................29
             9.1.9  Other Information..........................................29
     9.2  Books, Records and Inspections.......................................29
     9.3  Maintenance of Property; Insurance...................................30
     9.4  Compliance with Laws; Payment of Taxes and Liabilities...............30
     9.5  Maintenance of Existence, etc........................................31
     9.6  Financial Covenants..................................................31
             9.6.1  Ratio of Funded Debt to Stockholders' Equity...............31
             9.6.2  Ratio of Non-Floorplan Debt to Stockholders' Equity........31
             9.6.3  Funded Debt to EBITDA Ratio................................31
             9.6.4  Working Capital............................................31
     9.7  Limitations on Debt..................................................31
     9.8  Liens................................................................32
     9.9  Restricted Payments..................................................33
     9.10  Mergers, Consolidations, Sales......................................34
     9.11  Modification of Organizational Documents............................35
     9.12  Use of Proceeds.....................................................35
     9.13  Further Assurances..................................................35
     9.14  Transactions with Affiliates........................................36
     9.15  Employee Benefit Plans..............................................36
     9.16  Environmental Matters...............................................36
     9.17  Inconsistent Agreements.............................................36
     9.18  Business Activities.................................................36
     9.19  Investments.........................................................37
     9.20  Restriction of Amendments to Certain Documents......................38
     9.21  Limitation on Floor Plan Amendments.................................38
     9.22  Amendments to Subordinated Note Indentures..........................38

SECTION 10 EFFECTIVENESS; CONDITIONS OF LENDING, ETC...........................38
     10.1 Conditions to Effectiveness..........................................38
             10.1.1  Notes.....................................................38
             10.1.2  Resolutions...............................................38
             10.1.3  Consents, etc.............................................38
             10.1.4  Incumbency and Signature Certificates.....................39
             10.1.5  Reaffirmation.............................................39
             10.1.6  Opinion of Counsel........................................39
             10.1.7  Payment of Fees...........................................39
             10.1.8  Solvency Certificate......................................39
             10.1.9  Closing Certificate.......................................39
             10.1.10 Other.....................................................39
     10.2  Conditions..........................................................39
             10.2.1  Compliance with Warranties, No Default, etc...............39
             10.2.2  Confirmatory Certificate..................................40


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
     10.3  Further Conditions to Acquisition Loans.............................41

SECTION 11 EVENTS OF DEFAULT AND THEIR EFFECT..................................41
     11.1  Events of Default...................................................41
             11.1.1  Non-Payment of the Loans, etc.............................41
             11.1.2  Non-Payment of Other Debt.................................41
             11.1.3  Other Material Obligations................................42
             11.1.4  Bankruptcy, Insolvency, etc...............................42
             11.1.5  Non-Compliance with Loan Documents........................42
             11.1.6  Warranties................................................42
             11.1.7  Pension Plans.............................................42
             11.1.8  Judgments.................................................43
             11.1.9  Invalidity of Guaranty, etc...............................43
             11.1.10  Invalidity of Collateral Documents, etc..................43
             11.1.11  Invalidity of Subordination Provisions, etc..............43
             11.1.12  Change of Control........................................43
             11.1.13  Securities Purchase Agreement; Put of Stock..............43
     11.2  Effect of Event of Default..........................................43

SECTION 12 THE AGENT...........................................................44
     12.1  Appointment and Authorization.......................................44
     12.2  Delegation of Duties................................................44
     12.3  Liability of Agent..................................................45
     12.4  Reliance by Agent...................................................45
     12.5  Notice of Default...................................................45
     12.6  Credit Decision.....................................................46
     12.7  Indemnification.....................................................46
     12.8  Agent in Individual Capacity........................................46
     12.9  Successor Agent.....................................................47
     12.10  Collateral Matters.................................................47
     12.11  Funding Reliance...................................................47

SECTION 13 GENERAL.............................................................48
     13.1  Waiver; Amendments..................................................48
     13.2  Confirmations.......................................................49
     13.3  Notices.............................................................49
     13.4  Computations........................................................49
     13.5  Regulation U........................................................49
     13.6  Costs, Expenses and Taxes...........................................50
     13.7  Subsidiary References...............................................50
     13.8  Captions............................................................50
     13.9  Assignments; Participations.........................................50
             13.9.1  Assignments...............................................50


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
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             13.9.2  Participations............................................51
     13.10  Governing Law......................................................52
     13.11  Counterparts.......................................................52
     13.12  Successors and Assigns.............................................52
     13.13  Indemnification by the Company.....................................52
     13.14  Nonliability of Lenders............................................53
     13.15  Forum Selection and Consent to Jurisdiction........................53
     13.16  Waiver of Jury Trial...............................................54
     13.17  CFC Right of First Refusal on Floor Plan Financing.................54
     13.18  Confidentiality....................................................54


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

   SCHEDULES

   SCHEDULE 2.1     Lenders and Pro Rata Shares
   SCHEDULE 8.6     Litigation and Contingent Liabilities
   SCHEDULE 8.8     Subsidiaries
   SCHEDULE 8.15    Environmental Matters
   SCHEDULE 8.16    Insurance
   SCHEDULE 8.19    Burdensome Obligations
   SCHEDULE 8.20    Labor Matters
   SCHEDULE 9.7     Permitted Existing Debt
   SCHEDULE 9.8     Permitted Existing Liens
   SCHEDULE 9.17    Permitted Restrictions
   SCHEDULE 9.19    Investments
   SCHEDULE 13.3    Addresses for Notices

   EXHIBITS

   EXHIBIT A   Form of Note (Section 3.1)
   EXHIBIT B   Form of Compliance Certificate (Section 9.1.3)
   EXHIBIT C   Guaranty (Section 1.1)
   EXHIBIT D   Security Agreement (Section 1.1)
   EXHIBIT E   Pledge Agreement (Section 1.1)
   EXHIBIT F   Form of Solvency Certificate (Section 10.1.8)
   EXHIBIT G   Form of Assignment Agreement (Section 13.9.1)
   EXHIBIT H   Form of Reaffirmation of Loan Documents (Section 10.1.5)
   EXHIBIT I   Subordination Provisions Applicable to Subordinated Debt
               (Section 1.1)
   EXHIBIT J   Form of L/C Application (Section 1.1)
   EXHIBIT K   Form of Accountant's Report (Section 9.1.8)

                    AMENDED AND RESTATED CREDIT AGREEMENT

     THIS AMENDED AND RESTATED CREDIT AGREEMENT dated as of December 22, 2000 (this "Agreement") is entered into among UNITED AUTO GROUP, INC. (the "Company"), the financial institutions that are or may from time to time become parties hereto (together with their respective successors and assigns, the "Lenders") and CHRYSLER FINANCIAL COMPANY L.L.C. (in its individual capacity, "CFC"), as agent for the Lenders.

     WHEREAS, the Company and CFC are parties to a Credit Agreement, dated as of August 3, 1999 (as amended or otherwise modified from time to time prior to the date hereof, the "Existing Agreement");

     WHEREAS, the Company and the Lenders desire to amend and restate the Existing Agreement to increase the commitments of the Lenders to $706,000,000 and to make certain other changes as hereinafter set forth; it being the intention of the Company, the Agent and the Lenders that this Agreement and the execution and delivery of any substituted promissory notes not effect a novation of the obligations of the Company and the Lenders under the Existing Agreement but merely a restatement and, where applicable, substitution of the terms governing and evidencing such obligations hereafter; and

     WHEREAS, the Company and the Lenders have agreed that on the Effective Date (as defined below) the Existing Agreement shall be amended and restated in the form of this Agreement and that the outstanding loans and letters of credit under the Existing Agreement shall be deemed to be Loans and Letters of Credit hereunder;

     NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

     SECTION 1 DEFINITIONS.

     1.1 Definitions. When used herein the following terms shall have the following meanings:

     Acquisition means an acquisition by the Company or any Subsidiary of all or substantially all the assets of a business unit or a controlling interest in the capital stock or other ownership interests of an Automobile Dealership, whether through a purchase, merger, consolidation or otherwise.

     Acquisition Commitment Amount means, on any date, (x) $520,000,000, as reduced from time to time pursuant to Section 6.1 minus (y) the Revolving Outstandings on such date.

     Acquisition Loan - see Section 2.1.2.

     Affiliate of any Person means (i) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person and (ii) any officer or director of such Person. A Person shall be deemed to be "controlled by" any other Person if such Person possesses, directly or indirectly, power to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managers or power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     Agent means CFC in its capacity as agent for the Lenders hereunder and any successor thereto in such capacity.

     Agreement - see the Preamble.

     Asset Value - means, at any time, the book value of the Net Tangible Assets on which the Agent has a Lien of the Company and its Subsidiaries as reported on the most recent asset report of the Company pursuant to Section 9.1.3 that has been delivered to the Agent.

     Assignment Agreement - see Section 13.9.1.

     Attorney Costs means, with respect to any Person, all reasonable fees and charges of any counsel to such Person, the reasonable allocable cost of internal legal services of such Person, all reasonable disbursements of such internal counsel and all court costs and similar legal expenses.

     Automobile Dealership means a business that operates a dealership or dealerships for the retail sales of new and/or used automobiles or trucks and businesses ancillary to the operation of such dealerships owned or operated by the Company or its Subsidiaries, including service and parts operations, body shops, the sale of finance, extended warranty and insurance products (including after-market items), the financing of the purchase of new and/or used vehicles, the purchase, sale and servicing of finance contracts for new and/or used vehicles and other related businesses.

     Base LIBO Rate - see definition of "Interest Rate."

     Business Day means any day of the year (other than any Saturday or Sunday) which is not a day on which commercial banks are authorized or required by law to close in Detroit, Michigan.

     Capital Lease means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property by such Person that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.

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     Cash Collateralize means to deliver cash collateral to the Agent, to be held as cash collateral for outstanding Letters of Credit, pursuant to documentation reasonably satisfactory to the Agent and the Company. Derivatives of such term have corresponding meanings.

     Cash Equivalent Investment means, at any time, (a) any evidence of Debt, maturing not more than one year after such time, issued or guaranteed by the United States Government or any agency thereof, (b) commercial paper, maturing not more than one year from the date of issue, or corporate demand notes, in each case rated at least A-l by Standard & Poor's Ratings Group or P-l by Moody's Investors Service, Inc., (c) any certificate of deposit (or time deposits represented by such certificates of deposit) or banker's acceptance, maturing not more than one year after such time, or overnight Federal Funds transactions that are issued or sold by any Lender or its holding company or by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, (d) any repurchase agreement entered into with CFC (or with a commercial banking institution of the stature referred to in clause (c)) which
(i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c) and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of CFC (or commercial banking institution) thereunder, (e) shares of money market mutual funds within the definition of Rule 2a-7 promulgated by the SEC under the Investment Company Act of 1940 and (f) other cash equivalent investments approved by the Agent.

     CERCLA - see Section 8.15.

     CFC - see the Preamble.

     Closing Date means October 8, 1999.

     Code means the Internal Revenue Code of 1986.

     Collateral Documents means the Security Agreement, each Pledge Agreement and any other agreement or instrument pursuant to which the Company, any Subsidiary or any other Person grants collateral to the Agent for the benefit of the Lenders to secure the obligations hereunder and under the other Loan Documents and any obligations owing by the Company or any Subsidiary to CFC in respect of any Floor Plan Financing.

     Commitment means, as to any Lender, such Lender's commitment to make Loans, and to issue or participate in Letters of Credit, under this Agreement. The initial amount of each Lender's Pro Rata Share of the Revolving Commitment Amount and the Acquisition Commitment Amount is set forth on Schedule 2.1.

     Company - see the Preamble.

     Computation Period means each period of four consecutive Fiscal Quarters ending on the last day of a Fiscal Quarter.

     Consolidated Net Income means, with respect to the Company and its Subsidiaries for any period, the net income (or loss) of the Company and its Subsidiaries for such period, excluding any gains (or losses) from asset sales, any extraordinary or unusual non-recurring gains (or losses) and any gains (or losses) from discontinued operations.

     Controlled Group means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

     Debt of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments, (b) all obligations of such Person as lessee under Capital Leases which have been recorded as liabilities on a balance sheet of such Person in accordance with GAAP, (c) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable and accrued expenses in the ordinary course of business), (d) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person, (e) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn) and banker's acceptances issued for the account of such Person (including the Letters of Credit), (f) all Hedging Obligations of such Person, (g) all Suretyship Liabilities of such Person and (h) except to the extent the terms of such Debt provide that such Person is not liable thereunder, all Debt of any partnership of which such Person is a general partner.

     Disposal - see the definition of "Release".

     Dollar and the sign "$" mean lawful money of the United States of America.

     EBITDA means, for any period, Consolidated Net Income for such period plus, to the extent deducted in determining such Consolidated Net Income, Interest Expense, income tax expense, depreciation and amortization, franchise taxes and minority interest for such period.

     Effective Date - see Section 10.1.

     Environmental Claims means all claims, however asserted, by any governmental, regulatory or judicial authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

     Environmental Laws means all present or future federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authority, in each case relating to Environmental Matters.

     Environmental Matters means any matter arising out of or relating to health and safety, or pollution or protection of the environment or workplace, including any of the foregoing relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, discharge, release, control or cleanup of any Hazardous Substance.

     ERISA means the Employee Retirement Income Security Act of 1974.

     Event of Default means any of the events described in Section 11.1.

     Existing Agreement - see the recitals.

     Existing Letters of Credit means a letter of credit issued under the Existing Agreement which is outstanding on the Effective Date.

     Federal Funds Rate means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor publication, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 A.M. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

     Fiscal Quarter means a fiscal quarter of a Fiscal Year.

     Fiscal Year means the fiscal year of the Company and its Subsidiaries, which period shall be the 12-month period ending on December 31 of each year. References to a Fiscal Year with a number corresponding to any calendar year (e.g., "Fiscal Year 2000") refer to the Fiscal Year ending on December 31 of such calendar year.

     Floor Plan Financing means a financing undertaken by the Company or any Subsidiary all of the proceeds of which are used to purchase vehicles and/or vehicle parts and supplies to be sold in the ordinary course of business of the Company and its Subsidiaries.

     Floor Plan Financing Provider means each provider of Floor Plan Financing to the Company and its Subsidiaries.

     Foreign Investment means any Investment in a Subsidiary or any other Person that is not organized under the laws of the United States (including Puerto
Rico) or Canada.


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

     Foreign Subsidiary means any Subsidiary of the Company which is not incorporated or organized in the United States or in any State thereof.

     FRB means the Board of Governors of the Federal Reserve System or any successor thereto.

     Funded Debt means all Debt of the Company and its Subsidiaries, determined on a consolidated basis, excluding (i) contingent obligations in respect of Suretyship Liabilities (except to the extent constituting Suretyship Liabilities in respect of Debt of a Person other than the Company or any Subsidiary), (ii) Hedging Obligations, (iii) Debt of the Company to Subsidiaries and Debt of Subsidiaries to the Company or to other Subsidiaries and (iv) an amount equal to 25% of the Loans outstanding at the time of calculation the proceeds of which were used to repurchase, redeem, repay or defease the Subordinated Notes.

     Funded Debt to EBITDA Ratio means, as of the last day of any Fiscal Quarter, the ratio of (i) Funded Debt as of such day (minus Debt under Floor Plan Financings and Subordinated Debt and excluding the lesser of (x) all Debt outstanding under Capital Leases and (y) $50,000,000) to (ii) EBITDA for the Computation Period ending on such day. If the Company or any Subsidiary makes any Acquisition during any Computation Period, EBITDA for such Computation Period will be determined on a pro forma basis as if such Acquisition were made, and all Debt incurred in connection therewith was incurred, on the first day thereof. In determining the pro forma adjustments to EBITDA to be made with respect to any Acquisition for periods prior to the acquisition date thereof, actions taken by the Company and its Subsidiaries prior to the first anniversary of such acquisition date that result in cost savings with respect to such Acquisition will be deemed to have been taken on the first day of the Computation Period (with the intent that such cost savings be effectively annualized by extrapolation from the demonstrated cost savings since the related acquisition date).

     GAAP means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or organizations with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

     Guaranty means the Guaranty dated as of October 8, 1999, executed by each Subsidiary of the Company (other than Foreign Subsidiaries), a copy of which is attached as Exhibit C.

     Hazardous Substances - see Section 8.15.

     Hedging Agreement means any interest rate, currency or commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.


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

     Hedging Obligation means, with respect to any Person, any liability of such Person under any Hedging Agreement.

     Indemnified Liabilities - see Section 13.13.

     Interest Expense means for any period the consolidated interest expense of the Company and its Subsidiaries for such period (including all imputed interest on Capital Leases but excluding all interest on Floor Plan Financings).

     Interest Rate means, for each day, a rate per annum equal to the sum of (a) that rate of interest per annum initially equal to 6.70% and adjusting on the first day of each month during the term of this Agreement (a "Calculation Date"), and for each succeeding day until the date of the next monthly recalculation, the average of (x) the LIBO Rate for such Calculation Date (or, if such date is not a Business Day, for the immediately preceding Business Day) and (y) the LIBO Rate for the 16th day of the immediately preceding month (or, if such date is not a Business Day, for the immediately preceding Business Day) (the rate set forth in this clause (a) being the "Base LIBO Rate") plus (b)(x) in the case of all Term Loans and, if the Company uses the proceeds of any Revolving Loans to repurchase, redeem, repay or defease the Subordinated Notes, with respect to such Revolving Loans, three percent (3.00%) per annum, and (y) in the case of Revolving Loans (other than Revolving Loans described in clause
(b)(x) above) and Acquisition Loans, (1) to the extent that the aggregate principal amount of Revolving Loans plus the aggregate principal amount of all Acquisition Loans is less than or equal to the total of (A) the Asset Value, minus (B) the Stated Amount of all Letters of Credit, then two percent (2.00%) per annum and (2) in all other cases, two and one quarter percent (2.25%) per annum. For purposes of this definition, "LIBO Rate" means, for each date of calculation, (1) the rate of interest (rounded upwards, if necessary, to the next 1/16th of 1%) published in the Wall Street Journal on such day (or the immediately preceding Business Day, if such date is not a Business Day) in its "Money Rates" column as the one month London Interbank Offered Rate for United States dollar denominated deposits (if the Wall Street Journal ceases to publish such a rate or substantially changes the methodology used to determine such rate, then the rate shall be the rate of interest (rounded upwards, if necessary, to the next 1/16th of 1%) published by Reuters Monitor Rates Service on such day (or the immediately preceding Business Day, if such date is not a Business Day) as the one month London Interbank Offered Rate for United States dollar denominated deposits or (2) if such rate is not published or available, such rate as shall be otherwise independently determined by the Agent on a basis substantially similar to the methodology used by the Wall Street Journal on the date of this Agreement.

     Investment means, relative to any Person, any investment in another Person, whether by acquisition of any debt or equity security, by making any loan or advance or by becoming obligated with respect to a Suretyship Liability in respect of obligations of such other Person (other than travel and similar advances to employees in the ordinary course of business).

     Issuing Lender means CFC in its capacity as the issuer of Letters of Credit hereunder and its successors and assigns in such capacity.

     L/C Application means, with respect to any request for the issuance of a Letter of Credit, a letter of credit application in the form of Exhibit J.

     Lender - see the Preamble. References to the "Lenders" shall include the Issuing Lender; for purposes of clarification only, to the extent that CFC (or any successor Issuing Lender) may have any rights or obligations in addition to those of the other Lenders due to its status as Issuing Lender, its status as such will be specifically referenced.

     Letter of Credit - see Section 2.1.3. The term "Letter of Credit" includes each Existing Letter of Credit.

     Lien means, with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

     Loan Documents means this Agreement, the Notes, the Guaranty, the Letters of Credit and the Collateral Documents.

     Loan Party means the Company and each Subsidiary party to any Loan
Document.

     Loans means Acquisition Loans, Revolving Loans and Term Loans.

     Margin Stock means any "margin stock" as defined in Regulation U.

     Material Adverse Effect means (a) a material adverse change in, or a material adverse effect upon, the financial condition, operations, assets, business, properties or prospects of the Company and its Subsidiaries taken as a whole, (b) a material impairment of the ability of the Company or any Subsidiary to perform any of its obligations under any Loan Document or (c) a material adverse effect upon any substantial portion of the collateral under the Collateral Documents or upon the legality, validity, binding effect or enforceability against the Company or any Subsidiary of any Loan Document.

     Morgan - see Section 9.8(i).

     Morgan Swap - see Section 9.8(i).

     Multiemployer Pension Plan means a multiemployer plan, as defined in
Section 4001(a)(3) of ERISA, to which the Company or any member of the Controlled Group may have any liability.

     Net Cash Proceeds means, with respect to any issuance of Debt, the aggregate cash proceeds received by the Company or any Subsidiary pursuant to such issuance, net of the direct costs of such issuance.

     Net Tangible Assets means (i) the total assets of the Company and its Subsidiaries, excluding goodwill, organizational expenses and similar intangible assets in accordance with GAAP minus (ii) all liabilities of the Company and its Subsidiaries (other than the Loans and other obligations of the Company hereunder and under the other Loan Documents).

     New Lender - see Section 1.3.

     Note - see Section 3.1.

     PBGC means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

     Pension Plan means a "pension plan", as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a Multiemployer Pension Plan), and to which the Company or any member of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

     Penske Capital Partners means, collectively, Penske Capital Partners, L.L.C., International Motor Cars Group I, L.L.C. and International Motor Cars Group II, L.L.C., each a Delaware limited liability company.

     Permitted Restrictions means restrictions on the ability of any Subsidiary to declare or pay any dividend or make other distributions, or to advance or loan funds, to the Company: (i) as set forth on Schedule 9.17 on the Closing Date, including restrictions imposed by existing Floor Plan Financing arrangements; (ii) pursuant to modifications to any Floor Plan Financing arrangement, provided that such modifications are not materially more restrictive; (iii) applicable to a Person at the time such Person becomes a Subsidiary and not created in contemplation of such an event; (iv) resulting from manufacturer-imposed modifications to any franchise agreement; or (v) imposed by applicable law.

     Person means any natural person, corporation, partnership, joint venture, trust, limited liability company, association, governmental authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

     Pledge Agreement means the Pledge Agreement dated as of October 8, 1999, executed by the Company and each Subsidiary which itself owns any Subsidiary (to the extent not prohibited by a Permitted Restriction in favor of an auto manufacturer), a copy of which is attached as Exhibit E.

     Prime Rate means, on any day, the rate of interest per annum published in the Wall Street Journal in its "Money Rates" column as the Prime Rate for such day.

     Pro Rata Share means, with respect to any Lender, the percentage specified opposite such Lender's name on Schedule 2.1 hereto, as adjusted from time to time in accordance with the terms hereof.

     RCRA - see Section 8.15.

     Refinancing Agreement - see Section 10.2.1(c).

     Reaffirmation means a reaffirmation of loan documents in substantially the form of Exhibit H.

     Refinancing Debt means Debt that refunds or refinances any Debt, including Debt that refinances other Refinancing Debt; provided that (i) the Refinancing Debt has a maturity no earlier than the maturity of the Debt being refinanced,
(ii) the Refinancing Debt has a weighted average life to maturity no earlier than the weighted average life to maturity of the Debt being refinanced, (iii) the Refinancing Debt is incurred in an aggregate principal amount (or, if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or, if issued with original issue discount, the aggregate accreted value) then outstanding of the Debt being refinanced and
(iv) if the Debt being refinanced is Subordinated Debt, the subordination terms of the Refinancing Debt are at least as favorable to the Lenders as the subordination terms of the Debt being refinanced.

     Regulation U means Regulation U of the FRB.

     Release has the meaning specified in CERCLA and the term "Disposal" (or "Disposed") has the meaning specified in RCRA; provided that in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply as of the effective date of such amendment; and provided, further, that to the extent that the laws of a state wherein any affected property lies establish a meaning for "Release" or "Disposal" which is broader than is specified in either CERCLA or RCRA, such broader meaning shall apply.

     Required Lenders means Lenders having Pro Rata Shares aggregating more than 65%.

     Revolving Commitment Amount means $125,000,000, as reduced from time to time pursuant to Section 6.1.

     Revolving Loan - see Section 2.1.1.

     Revolving Outstandings means, at any time, the sum of (a) the aggregate principal amount of all outstanding Revolving Loans, plus (b) the Stated Amount of all Letters of Credit.

     Revolving Termination Date means the earlier to occur of (a) August 3, 2005 or (b) such other date on which the Commitments terminate pursuant to Section 6 or 11.

     SEC means the Securities and Exchange Commission or any other governmental authority succeeding to any of the principal functions thereof.

     Securities Purchase Agreement means the Securities Purchase Agreement dated as of April 12, 1999 among the Company, International Motor Cars Group I, L.L.C. and International Motor Cars Group II, L.L.C.

     Security Agreement means the Security Agreement dated as of October 8, 1999, executed by the Company and each Subsidiary (other than Foreign Subsidiaries), a copy of which is attached as Exhibit D.

     Seller Subordinated Debt means unsecured indebtedness of the Company that:

          (a) is subordinated, substantially upon the terms set forth in Exhibit I or other terms that are more favorable to the Agent and the Lenders, in right of payment to the payment in full in cash of the Loans and all other amounts owed under the Loan Documents (whether or not matured or due and payable), including amounts required to provide cash collateral for the Letters of Credit; and

          (b) represents all or part of the purchase price payable by the Company in connection with an Acquisition permitted under this Agreement.

     Series A Subordinated Notes means the Senior Subordinated Notes due 2007, in an initial aggregate principal amount of $150,000,000 issued pursuant to the Series A Subordinated Notes Indenture.

     Series A Subordinated Notes Indenture means the Indenture dated as of July 23, 1997 between the Company and the Trustee.

     Series B Subordinated Notes means the Senior Subordinated Notes due 2007, in an initial aggregate principal amount of $50,000,000 issued pursuant to the Series B Subordinated Notes Indenture.

     Series B Subordinated Notes Indenture means the Indenture dated as of September 16, 1997 between the Company and the Trustee.

     Stated Amount means, with respect to any Letter of Credit at any date of determination, (a) the maximum aggregate amount available for drawing thereunder under any and all circumstances plus (b) the aggregate amount of all unreimbursed payments and disbursements under such Letter of Credit.

     Stockholders' Equity, of any Person, means the excess of total assets over total liabilities of such Person and its Subsidiaries, as reported on the Company's consolidated financial statements.

     Subordinated Debt means (i) the Subordinated Notes, (ii) Seller Subordinated Debt and (iii) any other unsecured Debt of the Company which has subordination terms, covenants, pricing and other terms which have been approved in writing by the Required Lenders.

     Subordinated Notes means the Series A Subordinated Notes and the Series B Subordinated Notes.

     Subordinated Notes Indentures means the Series A Subordinated Notes Indenture and the Series B Subordinated Notes Indenture.

     Subsidiary means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which such Person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares or other ownership interests as have more than 50% of the ordinary voting power for the election of directors or other managers of such corporation, partnership, limited liability company or other entity. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of the Company.

     Suretyship Liability means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to or\ otherwise to invest in a debtor, or otherwise to assure a creditor against loss) any indebtedness, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation in respect of any Suretyship Liability shall (subject to any limitation set forth therein) be deemed to be the principal amount of the debt, obligation or other liability supported thereby.

     Taxes - see Section 7.6.

     Term Loan Termination Date means December 23, 2007.

     Term Loans - see Section 2.1.4.

     Trustee means The Bank of New York, as trustee under the Subordinated Notes Indentures.

     Unmatured Event of Default means any event that, if it continues uncured, will, with lapse of time or notice or both, constitute an Event of Default.

     Wholly-Owned Subsidiary means, as to any Person, another Person all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by such Person and/or another Wholly-Owned Subsidiary of such Person.

     Young JV Agreement - see Section 9.9.

     1.2 Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

     (b) Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

     (c) The term "including" is not limiting and means "including without limitation."

     (d) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

     (e) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation.

     (f) This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and each shall be performed in accordance with its terms.

     (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Company, the Lenders and the other parties thereto and are the products of all parties. Accordingly, they shall not be construed against the Agent or the Lenders merely because of the Agent's or Lenders' involvement in their preparation.

     (h) References herein to the "knowledge" of the Company or any Subsidiary shall mean the actual knowledge of the officers of the Company or such Subsidiary.

     1.3 Addition of New Lenders. On the Effective Date, (a) each financial institution listed on the signature pages hereof that was not a party to the Existing Agreement (each, a "New Lender") shall automatically become a party hereto and be entitled to the benefits, and have the obligations, of a "Lender" hereunder, and (b) each New Lender shall deliver to the Agent immediately available funds to cover such New Lender's Pro Rata Share of all outstanding Loans and, from such funds, the Agent shall disburse to each Lender that was a party to the Existing Agreement an amount in cash such that, after giving effect to such disbursement, such Lender has an amount of Loans outstanding equal to its Pro Rata Share of all outstanding Revolving Loans, Acquisition Loans and Term Loans. To facilitate the foregoing, the Company agrees that on the Effective Date the Company will pay to the Agent for the account of each Lender which is a party to the Existing Agreement all interest and fees owed to such Lender under the Existing Agreement.

     SECTION 2 COMMITMENTS OF THE LENDERS; BORROWING AND LETTER OF CREDIT PROCEDURES.

     2.1 Commitments. On and subject to the terms and conditions of this Agreement, each of the Lenders, severally and for itself alone, agrees to make Loans to, and to issue or participate in Letters of Credit for the account of, the Company as follows:

     2.1.1 Revolving Loan Commitment. Each Lender will make loans on a revolving basis ("Revolving Loans") from time to time until the Revolving Termination Date in such Lender's Pro Rata Share of such aggregate amounts as the Company may request from all Lenders; provided that the Revolving Outstandings will not at any time exceed the Revolving Commitment Amount.

     2.1.2 Acquisition Loan Commitment. Each Lender will make loans on a revolving basis ("Acquisition Loans") from time to time until the Revolving Termination Date in such Lender's Pro Rata Share of such aggregate amounts as the Company may request from all Lenders; provided that the aggregate principal amount of all outstanding Acquisition Loans will not at any time exceed the Acquisition Commitment Amount.

     2.1.3 L/C Commitment. (a) The Issuing Lender will issue letters of credit, in each case containing such terms and conditions as are permitted by this Agreement and are reasonably satisfactory to the Issuing Lender (each a "Letter of Credit"), at the request of and for the account of the Company from time to time before the date which is 30 days prior to the Revolving Termination Date and (b) as more fully set forth in Section 2.3.2, each Lender agrees to purchase a participation in each such Letter of Credit; provided that (i) the aggregate Stated Amount of all Letters of Credit shall not at any time exceed $10,000,000 and (ii) the Revolving Outstandings will not at any time exceed the Revolving Commitment Amount.

     2.1.4 Term Loans. Each Lender which was a party hereto prior to the Effective Date has heretofore made term loans to the Company (each such loan, a "Term Loan") in such Lender's Pro Rata Share of $186,000,000. No amount paid or prepaid with respect to any Term Loan may be reborrowed.

     2.2 Loan Procedures. The Company shall give written notice or telephonic notice (followed immediately by written confirmation thereof) to the Agent of each proposed borrowing not later than 10:00 A.M., Detroit time, at least three Business Days prior to the proposed date of such borrowing. Each such notice shall be effective upon receipt by the Agent, shall be irrevocable, and shall specify the date and amount of borrowing. Within one Business Day of receipt of such notice, the Agent shall advise each Lender thereof. Not later than 1:00 P.M., Detroit time, on the date of a proposed borrowing, each Lender shall provide the Agent at the office specified by the Agent with immediately available funds covering such Lender's Pro Rata Share of such borrowing and, so long as the Agent has not received written notice that the conditions precedent set forth in Section 10 with respect to such borrowing have not been satisfied, the Agent shall pay over the funds received by the Agent to the Company on the requested borrowing date. Each borrowing shall be on a Business Day.

     2.3 Letter of Credit Procedures.

     2.3.1 L/C Applications. The Company shall give notice to the Agent and the Issuing Lender of the proposed issuance of each Letter of Credit (other than an Existing Letter of Credit) on a Business Day which is at least three Business Days (or such lesser number of days as the Agent and the Issuing Lender shall agree in any particular instance in their sole discretion) prior to the proposed date of issuance of such Letter of Credit. Each such notice shall be accompanied by an L/C Application, duly executed by the Company and in all respects reasonably satisfactory to the Agent and the Issuing Lender, together with such other documentation as the Agent or the Issuing Lender may reasonably request in support thereof, it being understood that each L/C Application shall specify, among other things, the date on which the proposed Letter of Credit is to be issued, the expiration date of such Letter of Credit (which shall not be later than the earlier to occur of (x) one year after the date of issuance thereof and
(y) thirty days prior to the scheduled Revolving Termination Date) and whether such Letter of Credit is to be transferable in whole or in part. So long as the Issuing Lender has not received written notice that the conditions precedent set forth in Section 10 with respect to the issuance of such Letter of Credit have not been satisfied, the Issuing Lender shall issue such Letter of Credit on the requested issuance date. The Issuing Lender shall promptly advise the Agent and each Lender of the issuance of each Letter of Credit and of any amendment thereto, extension thereof or event or circumstance changing the amount available for drawing thereunder. In the event of any inconsistency between the terms of any L/C Application and the terms of this Agreement, the terms of this Agreement shall control.

     2.3.2 Participations in Letters of Credit. Concurrently with the issuance of each Letter of Credit (or, in the case of any Existing Letter of Credit, on the Effective Date), the Issuing Lender shall be deemed to have sold and transferred to each other Lender, and each other Lender shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such other Lender's Pro Rata Share, in such Letter of Credit and the Company's reimbursement obligations with respect thereto. For the purposes of this Agreement, the unparticipated portion of each Letter of Credit shall be deemed to be the Issuing Lender's "participation" therein. The Issuing Lender hereby agrees, upon request of the Agent or any Lender, to deliver to the Agent or such Lender a list of all outstanding Letters of Credit issued by the Issuing Lender, together with such information related thereto as the Agent or such Lender may reasonably request.

     2.3.3 Reimbursement Obligations. The Company hereby unconditionally and irrevocably agrees to reimburse the Issuing Lender for each payment or disbursement made by the Issuing Lender under any Letter of Credit honoring any demand for payment made by the beneficiary thereunder, in each case on the date that such payment or disbursement is made. Any amount not reimbursed on the date of such payment or disbursement shall bear interest from the date of such payment or disbursement to the date that the Issuing Lender is reimbursed by the Company therefor, payable on demand, at a rate per annum equal to the Base LIBO Rate from time to time in effect plus 2% plus, beginning on the third Business Day after receipt of notice from the Issuing Lender of such payment or disbursement, 2%. The Issuing Lender shall notify the Company and the Agent whenever any demand for payment is made under any Letter of Credit by the beneficiary thereunder; provided that the failure of the Issuing Lender to so notify the Company shall not affect the rights of the Issuing Lender or the Lenders in any manner whatsoever.

     2.3.4 Limitation on Obligations of Issuing Lender. In determining whether to pay under any Letter of Credit, the Issuing Lender shall not have any obligation to the Company or any Lender other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Issuing Lender under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence and willful misconduct, shall not impose upon the Issuing Lender any liability to the Company or any Lender and shall not reduce or impair the Company's reimbursement obligations set forth in Section 2.3.3 or the obligations of the Lenders pursuant to Section 2.3.5.

     2.3.5 Funding by Lenders to Issuing Lender. If the Issuing Lender makes any payment or disbursement under any Letter of Credit and the Company has not reimbursed the Issuing Lender in full for such payment or disbursement by 10:00 A.M., Detroit time, on the date of such payment or disbursement, or if any reimbursement received by the Issuing Lender from the

Company is or must be returned or rescinded upon or during any bankruptcy or reorganization of the Company or otherwise, each other Lender shall be obligated to pay to the Agent for the account of the Issuing Lender, in full or partial payment of the purchase price of its participation in such Letter of Credit, its Pro Rata Share of such payment or disbursement (but no such payment shall diminish the obligations of the Company under Section 2.3.3), and, upon notice from the Issuing Lender, the Agent shall promptly notify each other Lender thereof. Each other Lender irrevocably and unconditionally agrees to so pay to the Agent in immediately available funds for the Issuing Lender's account the amount of such other Lender's Pro Rata Share of such payment or disbursement. If and to the extent any Lender shall not have made such amount available to the Agent by 2:00 P.M., Detroit time, on the Business Day on which such Lender receives notice from the Agent of such payment or disbursement (it being understood that any such notice received after noon, Detroit time, on any Business Day shall be deemed to have been received on the next following Business Day), such Lender agrees to pay interest on such amount to the Agent for the Issuing Lender's account forthwith on demand, for each day from the date such amount was to have been delivered to the Agent to the date such amount is paid, at a rate per annum equal to (a) for the first three days after demand, the Federal Funds Rate from time to time in effect and (b) thereafter, the Base LIBO Rate from time to time in effect plus 2%. Any Lender's failure to make available to the Agent its Pro Rata Share of any such payment or disbursement shall not relieve any other Lender of its obligation hereunder to make available to the Agent such other Lender's Pro Rata Share of such payment, but no Lender shall be responsible for the failure of any other Lender to make available to the Agent such other Lender's Pro Rata Share of any such payment or disbursement.

     2.4 Commitments Several. The failure of any Lender to make a requested Loan on any date shall not relieve any other Lender of its obligation (if any) to make a Loan on such date, but no Lender shall be responsible for the failure of any other Lender to make any Loan to be made by such other Lender.

     2.5 Certain Conditions. Notwithstanding any other provision of this Agreement, no Lender shall have an obligation to make any Loan and the Issuing Lender shall not have any obligation to issue any Letter of Credit, if an Event of Default or Unmatured Event of Default has occurred and is continuing.

     SECTION 3 NOTES EVIDENCING LOANS.

     3.1 Notes. The Loans of each Lender shall be evidenced by a promissory note (each a "Note") substantially in the form set forth in Exhibit A, with appropriate insertions, payable to the order of such Lender as follows:

          (a) each Revolving Loan and Acquisition Loan of such Lender shall be paid in full on the Revolving Termination Date; and

          (b) each Term Loan of such Lender shall be paid in installments equal to such Lender's Pro Rata Share of the aggregate principal amount of the installments of the Term Loans to be paid on the following dates:

               Payment Date                       Payment Amount
               ------------                       --------------
               December 23, 2001                  $25,000,000 (or, if less, the aggregate
                                                  amount of all Term Loans then
                                                  outstanding)
               December 23, 2003                  $25,000,000 (or, if less, the aggregate
                                                  amount of all Term Loans then
                                                  outstanding)
               December 23, 2005                  $25,000,000 (or, if less, the aggregate
                                                  amount of all Term Loans then
                                                  outstanding)
               Term Loan Termination Date         The aggregate amount of all Term Loans then
                                                  outstanding.

     3.2 Recordkeeping. Each Lender shall record in its records, or at its option on the schedule attached to its Note, the date and amount of each Loan made by such Lender and each repayment thereof. The aggregate unpaid principal amount so recorded shall be rebuttable presumptive evidence of the principal amount owing and unpaid on such Note. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the obligations of the Company hereunder or under any Note to repay the principal amount of the Loans evidenced by such Note together with all interest accruing thereon.

     SECTION 4 INTEREST.

     4.1 Interest Rate. The Company promises to pay interest on the unpaid principal amount of each Loan for the period commencing on the date of such Loan until such Loan is paid in full at the Interest Rate.

     4.2 Interest Payment Dates. Accrued interest on each Loan shall be payable in arrears for each month on the 20th day of the next succeeding month and at maturity. After maturity, accrued interest on all Loans shall be payable on demand.

     4.3 Computation of Interest. Interest shall be computed for the actual number of days elapsed on the basis of a year of 360 days. The Interest Rate shall change simultaneously with each change in the LIBO Rate average referred to in the definition of "Interest Rate."

     SECTION 5 FEES.

     5.1 Letter of Credit Fees. The Company agrees to pay to the Agent for the account of each Lender a fee for each Letter of Credit equal to 0.50% per annum of such Lender's Pro Rata Share (as adjusted from time to time) of the undrawn amount of such Letter of Credit (computed for the actual number of days elapsed on the basis of a year of 360 days). Such letter of credit fee shall be payable in arrears (x) at all times prior to the Revolving Termination Date, within 30 days after being invoiced therefor by the Agent and (y) on the Revolving Termination Date (or such later date on which such Letter of Credit expires or is terminated) for the period from the date of the issuance of each Letter of Credit (or the last day on which the letter of credit fee was paid with respect thereto) to the date such payment is due or, if earlier, the date on which such Letter of Credit expired or was terminated.

     SECTION 6 REDUCTION OR TERMINATION OF THE REVOLVING COMMITMENT AMOUNT AND THE ACQUISITION COMMITMENT AMOUNT; PREPAYMENTS.

     6.1. Voluntary Reduction or Termination of Commitment Amounts. (a) The Company may from time to time on at least one Business Day's prior written notice to the Agent (which shall promptly advise each Lender thereof) permanently reduce the Revolving Commitment Amount to an amount not less than the Revolving Outstandings. Concurrently with any reduction of the Revolving Commitment Amount to zero, the Company shall pay all interest on the Revolving Loans and all letter of credit fees and shall Cash Collateralize in full all obligations arising with respect to the Letters of Credit.

     (b) The Company may from time to time on at least one Business Day's prior written notice to the Agent (which shall promptly advise each Lender thereof) permanently reduce the Acquisition Commitment Amount to an amount not less than the aggregate outstanding principal amount of all Acquisition Loans. Concurrently with any reduction of the Acquisition Commitment Amount to zero, the Company shall pay all interest on the Acquisition Loans.

     (c) All reductions of the Revolving Commitment Amount and the Acquisition Commitment Amount shall reduce the Commitments pro rata among the Lenders according to their respective Pro Rata Shares.

     6.2 Voluntary Prepayments. The Company may, upon not less than one Business Day's notice to the Agent, from time to time prepay the Loans in whole or in part, without premium or penalty. All such prepayments of the Term Loans shall be applied to the remaining installments thereof in inverse order of maturity.

     6.3 Mandatory Prepayments. (a) If the Company or any Subsidiary shall receive any Net Cash Proceeds from the issuance of any Subordinated Debt (other than Seller Subordinated Debt and other than Refinancing Debt in respect of any portion of the Subordinated Notes that has not been repurchased, redeemed, defeased or otherwise repaid with the proceeds of Loans) or any other Debt that is not permitted by Section 9.7, the Company shall, concurrently with such receipt, make a prepayment of the Term Loans in an amount equal to 100% of such Net Cash Proceeds.

     (b) If at any time (A) the sum of (i) the Revolving Outstandings plus (ii) the aggregate principal amount of the Term Loans plus (iii) the aggregate principal amount of the Acquisition Loans exceeds (B) the sum of (i) the Asset Value in effect at such time plus (ii) $300,000,000, the Company shall immediately prepay Loans and/or Cash Collateralize Letters of Credit, or do a combination of the foregoing, in an amount sufficient to eliminate such excess. To the extent Cash Collateral is provided for any Letter of Credit as provided in the immediately preceding sentence, the Agent agrees, upon request of the Company, to release such Cash Collateral if at any time when no Event of Default exists clause (A) of the immediately preceding sentence does not exceed clause
(B) of such sentence.

     6.4 All Prepayments of Term Loans. Each prepayment of the Term Loans shall be applied to the remaining installments thereof in inverse order of maturity.

     SECTION 7 MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES.

     7.1 Making of Payments. All payments of principal of or interest on the Notes, and of all fees, shall be made by the Company to the Agent in immediately available funds at the office specified by the Agent not later than noon, Detroit time, on the date due; and funds received after that hour shall be deemed to have been received by the Agent on the following Business Day. The Agent shall promptly remit to each Lender its share of all such payments received in collected funds by the Agent for the account of such Lender.

     7.2 Application of Certain Payments. Each payment of principal shall be applied to such Loans as the Company shall direct by notice to be received by the Agent on or before the date of such payment or, in the absence of such notice, first to Term Loans, next to Revolving Loans used to repurchase Subordinated Notes, next to other Revolving Loans and next to Acquisition Loans. Concurrently with each remittance to any Lender of its share of any such payment, the Agent shall advise such Lender as to the application of such payment.

     7.3 Due Date Extension. If any payment of principal or interest with respect to any of the Loans, or of any fees, falls due on a day which is not a Business Day, then such due date shall be extended to the immediately following Business Day and, in the case of principal, additional interest shall accrue and be payable for the period of any such extension.

     7.4 Setoff. The Company agrees that the Agent and each Lender have all rights of set-off provided by applicable law, and in addition thereto, the Company agrees that at any time any Event of Default exists, the Agent and each Lender may apply to the payment of any obligations of the Company hereunder, whether or not then due, any and all balances, credits, deposits, accounts or moneys of the Company then or thereafter with the Agent or such Lender. The Agent or the Lender exercising the set-off shall promptly notify the Company thereof after making such exercise; provided that failure to give such notice shall not affect the validity of the set-off.

     7.5 Proration of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise, but excluding any payment pursuant to Section 13.9) on account of principal of or interest on any Loan (or on account of its exposure under any Letter of Credit) in excess of its pro rata share of payments and other recoveries obtained by all Lenders on account of principal of and interest on the Loans (or such exposure) then held by them, such Lender shall purchase from the other Lenders such participations in the Loans and Letters of Credit held by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery.

     7.6 Taxes. All payments of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, excluding franchise taxes and taxes imposed on or measured by any Lender's net income or receipts (all non-excluded items being called "Taxes"). If any withholding or deduction from any payment to be made by the Company hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Company will:

          (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

          (b) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and

          (c) pay to the Agent for the account of the Lenders such additional amount as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Agent or any Lender with respect to any payment received by the Agent or such Lender hereunder, the Agent or such Lender may pay such Taxes and the Company will promptly pay such additional amounts (including any penalty, interest or expense) as is necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had such Taxes not been asserted.

     If the Company fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent, for the account of the respective Lenders, the required receipts or other required documentary evidence, the Company shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure. For purposes of this Section 7.6, a distribution hereunder by the Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Company.

     Each Lender that (a) is organized under the laws of a jurisdiction other than the United States of America or a state thereof and (b)(i) is a party hereto on the Effective Date or (ii) becomes an assignee of an interest under this Agreement under Section 13.9.1 after the Effective Date (unless such Lender was already a Lender hereunder immediately prior to such assignment) shall execute and deliver to the Company and the Agent one or more (as the Company or the Agent may reasonably request) United States Internal Revenue Service Form W-8ECI or Form W-8BEN or such other forms or documents, appropriately completed, as may be applicable to establish that such Lender is exempt from withholding or deduction of Taxes. The Company shall not be required to pay additional amounts to any Lender pursuant to this Section 7.6 to the extent that the obligation to pay such additional amounts would not have arisen but for the failure of such Lender to comply with this paragraph.

     SECTION 8 WARRANTIES.

     To induce the Agent and the Lenders to enter into this Agreement and to induce the Lenders to make Loans and issue and participate in Letters of Credit hereunder, the Company warrants to the Agent and the Lenders that:

     8.1 Organization. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware; each Subsidiary is validly existing and in good standing under the laws of the jurisdiction of its organization; and each of the Company and each Subsidiary is duly qualified to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, except for such jurisdictions where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect.

     8.2 Authorization; No Conflict. Each of the Company and each other Loan Party is duly authorized to execute and deliver each Loan Document to which it is a party, the Company is duly authorized to borrow monies hereunder and each of the Company and each other Loan Party is duly authorized to perform its obligations under each Loan Document to which it is a party. The execution, delivery and performance by the Company of this Agreement and by each of the Company and each other Loan Party of each Loan Document to which it is a party, and the borrowings by the Company hereunder, do not and will not (a) require any consent or approval of any governmental agency or authority (other than any consent or approval which has been obtained and is in full force and effect),
(b) conflict with (i) any provision of law, (ii) the charter, by-laws or other organizational documents of the Company or any other Loan Party or (iii) any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon the Company or any other Loan Party or any of their respective properties or (c) require, or result in, the creation or imposition of any Lien on any asset of the Company, any Subsidiary or any other Loan Party (other than Liens in favor of the Agent created pursuant to the Collateral Documents).

     8.3 Validity and Binding Nature. Each of this Agreement and each other Loan Document to which the Company or any other Loan Party is a party is the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors' rights generally and to general principles of equity.

     8.4 Financial Condition. The audited consolidated financial statements of the Company and its Subsidiaries as at December 31, 1999 and the unaudited consolidated condensed financial statements of the Company and its Subsidiaries as at September 30, 2000, copies of each of which have been delivered to the Agent for distribution to each Lender, were prepared in accordance with GAAP.

     8.5 No Material Adverse Change. Since December 31, 1999 there has been no material adverse change in the financial condition, operations, assets, business, properties or prospects of the Company and its Subsidiaries taken as a whole.

     8.6 Litigation and Contingent Liabilities. No litigation (including derivative actions), arbitration proceeding or governmental investigation or proceeding is pending or, to the Company's knowledge, threatened against the Company or any Subsidiary which might reasonably be expected to have a Material Adverse Effect, except as set forth in Schedule 8.6. Other than any liability incident to such litigation or proceedings, neither the Company nor any Subsidiary has, to the best of the Company's knowledge, any material contingent liabilities not listed on Schedule 8.6 or permitted by Section 9.7.

     8.7 Ownership of Properties; Liens. Each of the Company and each Subsidiary owns good and, in the case of real property, marketable title to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges and claims (including infringement claims with respect to patents, trademarks, service marks, copyrights and the like) except as permitted by Section 9.8.

     8.8 Subsidiaries. As of the Effective Date, the Company has no Subsidiaries other than those listed on Schedule 8.8.

     8.9 Pension Plans. (a) During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement or the making of any Loan or the issuance of any Letter of Credit, (i) no steps have been taken to terminate any Pension Plan and (ii) no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which could result in the incurrence by the Company of any material liability, fine or penalty.

     (b) All contributions (if any) have been made to any Multiemployer Pension Plan that are required to be made by the Company or any other member of the Controlled Group under the terms of the plan or of any collective bargaining agreement or by applicable law; neither the Company nor any member of the Controlled Group has withdrawn or partially withdrawn from any Multiemployer Pension Plan, incurred any withdrawal liability with respect to any such plan or received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan, and no condition has occurred which, if continued, might result in a withdrawal or partial withdrawal from any such plan; and neither the Company nor any member of the Controlled Group has received any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent.

     8.10 Investment Company Act. Neither the Company nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940.

     8.11 Public Utility Holding Company Act. Neither the Company nor any Subsidiary is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935.

     8.12 Regulation U. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

     8.13 Taxes. Each of the Company and each Subsidiary has filed all Federal and other material tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

     8.14 Solvency, etc. On the Effective Date, and immediately prior to and after giving effect to the issuance of each Letter of Credit and each borrowing hereunder and the use of the proceeds thereof, (a) the assets of the Company and the other Loan Parties, taken as a whole, will exceed the liabilities of the Company and the other Loan Parties, taken as a whole, and (b) the Company and the other Loan Parties, taken as a whole, will be solvent, will be able to pay their debts as they mature, will own property with fair saleable value greater than the amount required to pay their debts and will have capital sufficient to carry on their business as then constituted.

     8.15 Environmental Matters.

          (a) No Violations. Except as set forth on Schedule 8.15, neither the Company nor any Subsidiary, nor any operator of the Company's or any Subsidiary's properties, is in violation, or alleged violation, of any judgment, decree, order, law, permit, license, rule or regulation pertaining to environmental matters, including those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 or any other Environmental Law which individually or in the aggregate otherwise might reasonably be expected to have a Material Adverse Effect.

          (b) Notices. Except as set forth on Schedule 8.15 and for matters arising after the Effective Date, in each case none of which could singly or in the aggregate be expected to have a Material Adverse Effect, neither the Company nor any Subsidiary has received notice from any third party, including any Federal, state or local governmental authority: (a) that any one of them has been identified by the U.S. Environmental Protection Agency as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (b) that any hazardous waste, as defined by 42 U.S.C. ss.6903(5), any hazardous substance as defined by 42 U.S.C. ss.9601(14), any pollutant or contaminant as defined by 42 U.S.C. ss.9601(33) or any toxic substance, oil or hazardous material or other chemical or substance regulated by any Environmental Law (all of the foregoing, "Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a Federal, state or local agency or other third party has conducted a remedial investigation, removal or other response action pursuant to any Environmental Law; (c) that the Company or any Subsidiary must conduct a remedial investigation, removal, response action or other activity pursuant to any Environmental Law; or (d) of any Environmental Claim.

          (c) Handling of Hazardous Substances. Except as set forth on Schedule 8.15, (i) no portion of the real property or other assets of the Company or any Subsidiary has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance in all material respects with applicable Environmental Laws and no underground tank or other underground storage receptacle for Hazardous Substances is located on such properties; (ii) in the course of any activities conducted by the Company, any Subsidiary or the operators of any real property of the Company or any Subsidiary, no Hazardous Substances have been generated or are being used on such properties except in accordance in all material respects with applicable Environmental Laws; (iii) there have been no Releases or threatened Releases of Hazardous Substances on, upon, into or from any real property or other assets of the Company or any Subsidiary, which Releases singly or in the aggregate might reasonably be expected to have a material adverse effect on the value of such real property or assets; (iv) there have been no Releases on, upon, from or into any real property in the vicinity of the real property or other assets of the Company or any Subsidiary which, through soil or groundwater contamination, may have come to be located on, and which might reasonably be expected to have a material adverse effect on the value of, the real property or other assets of the Company or any Subsidiary; and (v) any Hazardous Substances generated by the Company and its Subsidiaries have been transported offsite only by properly licensed carriers and delivered only to treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are operating in compliance in all material respects with such permits and applicable Environmental Laws.

     8.16 Insurance. Set forth on Schedule 8.16 is a complete and accurate summary of the property and casualty insurance program of the Company and its Subsidiaries as of the Effective Date (including the names of all insurers, policy numbers, expiration dates, amounts and types of coverage, annual premiums, exclusions, deductibles, self-insured retention, and a description in reasonable detail of any self-insurance program, retrospective rating plan, fronting arrangement or other risk assumption arrangement involving the Company or any Subsidiary).

     8.17 Information. All information heretofore or contemporaneously herewith furnished in writing by the Company or any Subsidiary to the Agent or any Lender for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of the Company or any Subsidiary to the Agent or any Lender pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be materially incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made (it being recognized by the Agent and the Lenders that any projections and forecasts provided by the Company are based on good faith estimates and assumptions believed by the Company to be reasonable as of the date of the applicable projections or forecasts and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results).

     8.18 Intellectual Property. The Company and each Subsidiary owns and possesses or has a license or other right to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights as are necessary for the conduct of the business of the Company and its Subsidiaries, without any infringement upon rights of others, except to the extent that failure to comply with any of the foregoing could not reasonably be expected to have a Material Adverse Effect.

     8.19 Burdensome Obligations. Neither the Company nor any Subsidiary is a party to any agreement or contract or subject to any corporate or partnership restriction which might reasonably be expected to have a Material Adverse Effect, excluding those items set forth in Schedule 8.19.

     8.20 Labor Matters. Except as set forth on Schedule 8.20, neither the Company nor any Subsidiary is subject to any labor or collective bargaining agreement. There are no existing or threatened strikes, lockouts or other labor disputes involving the Company or any Subsidiary that singly or in the aggregate could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Company and its Subsidiaries are not in violation of the Fair Labor Standards Act or any other applicable law, rule or regulation dealing with such matters.

     8.21 No Default. No Event of Default or Unmatured Event of Default exists or would result from the incurring by the Company of any Debt hereunder or under any other Loan Document.

     8.22 Securities Purchase Agreement. (a) The execution and delivery of the Securities Purchase Agreement did not, and the consummation of the transactions contemplated thereby will not, violate any statute or regulation of the United States (including any securities law) or of any state or other applicable jurisdiction, or any order, judgment or decree of any court or governmental body binding on the Company or any Subsidiary or result in a breach of, or constitute a default under, any material agreement, indenture, instrument or other document, or any judgment, order or decree, to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound.

     (b) No statement or representation made in the Securities Purchase Agreement by the Company or, to the Company's knowledge, any other Person, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

     8.23 Senior Debt. The obligations of the Company and each Loan Party under the Loan Documents constitute "Senior Debt" of the Company or such Loan Party, as applicable, under and as defined in each Subordinated Notes Indenture.

     SECTION 9 COVENANTS.

     Until the expiration or termination of the Commitments and thereafter until all obligations of the Company hereunder and under the other Loan Documents are paid in full and all Letters of Credit have been Cash Collateralized or terminated, the Company agrees that, unless at any time the Required Lenders shall otherwise expressly consent (except as provided in Section 13.1) in writing, it will:

     9.1 Reports, Certificates and Other Information. Furnish to the Agent:

     9.1.1 Annual Report. Promptly when available and in any event within 90 days after the close of each Fiscal Year: (a) a copy of the annual report of the Company and its Subsidiaries for such Fiscal Year, including therein consolidated balance sheets and statements of earnings and cash flows of the Company and its Subsidiaries for such Fiscal Year, certified (without any qualification arising from the scope of the audit) by Deloitte & Touche or other independent auditors of recognized standing selected by the Company and reasonably acceptable to the Agent, together with a written statement from such accountants to the effect that in making the examination necessary for the signing of such annual audit report by such accountants, nothing came to their attention that caused them to believe that the Company was not in compliance with any provision of Section 9.6, 9.7 or 9.9 of this Agreement insofar as such provision relates to accounting matters or, if something has come to their attention that caused them to believe that the Company was not in compliance with any such provision, describing such non-compliance in reasonable detail; and (b) consolidating balance sheets of the Company and its Subsidiaries as of the end of such Fiscal Year and a consolidating statement of earnings for the Company and its Subsidiaries for such Fiscal Year.

     9.1.2 Interim Reports. Promptly when available and in any event within 60 days after the end of each Fiscal Quarter (except the last Fiscal Quarter of each Fiscal Year), consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such Fiscal Quarter, together with consolidated and consolidating statements of earnings and cash flows for such Fiscal Quarter and for the period beginning with the first day of such Fiscal Year and ending on the last day of such Fiscal Quarter, together with a comparison with the corresponding period of the previous Fiscal Year; provided, that so long as the Company is a registrant within the meaning of Rule 1-01 of Regulation S-X of the SEC, the Company may deliver a copy of its report on Form 10Q for such Fiscal Quarter, together with consolidating balance sheets and consolidating statements of earnings for the relevant period, in lieu of the foregoing within such 60-day period.

     9.1.3 Compliance Certificates/Asset Reports. Contemporaneously with the furnishing of a copy of each annual audit report pursuant to Section 9.1.1 and each set of quarterly statements pursuant to Section 9.1.2, (i) a duly completed compliance certificate in the form of Exhibit B, with appropriate insertions, dated the date of such annual report or such quarterly statements and signed by the Chief Financial Officer or the President of the Company, containing a computation of each of the financial ratios and restrictions set forth in
Section 9.6 and a statement to the effect that such officer has not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing or, if there is any such event, describing it and the steps, if any, being taken to cure it and setting forth all Events of Default that had occurred but were cured or waived during the period covered by the related financial statements and (ii) a report in the form previously delivered to the Agent setting forth the Net Tangible Assets of the Company and its Subsidiaries as of the last day of the Computation Period covered by such audit report or quarterly statements.

     9.1.4 Reports to the SEC and to Shareholders. Promptly upon the filing or sending thereof, copies of all regular, periodic or special reports of the Company or any Subsidiary filed with the SEC; copies of all registration statements of the Company or any Subsidiary filed with the SEC (other than on Form S-8); and copies of all proxy statements or other communications made to security holders generally.

     9.1.5 Notice of Default, Litigation and ERISA Matters. Promptly upon the Company obtaining knowledge of any of the following, written notice describing the same and the steps being taken by the Company or the Subsidiary affected thereby with respect thereto:

          (a) the occurrence of an Event of Default or an Unmatured Event of Default;

          (b) any litigation, arbitration or governmental investigation or proceeding not previously disclosed by the Company to the Lenders which has been instituted or, to the knowledge of the Company, is threatened against the Company or any Subsidiary or to which any of the properties of any thereof is subject which might reasonably be expected to have a Material Adverse Effect;

          (c) the institution of any steps by any member of the Controlled Group or any other Person to terminate any Pension Plan, or the failure of any member of the Controlled Group to make a required contribution to any Pension Plan (if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA) or to any Multiemployer Pension Plan, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Company furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan or Multiemployer Pension Plan which could result in the incurrence by any member of the Controlled Group of any material liability, fine or penalty (including any claim or demand for withdrawal liability or partial withdrawal from any Multiemployer Pension Plan), or any material increase in the contingent liability of the Company with respect to any post- retirement welfare plan benefit, or any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent;

          (d) any cancellation (unless contemporaneously replaced with similar coverage) or material change in any insurance maintained by the Company or any Subsidiary;

          (e) any material violation of law by the Company or any Subsidiary or any officer or director of the Company or any Subsidiary related to the business of the Company or such Subsidiary; or

          (f) any other event (including any violation of any Environmental Law or the assertion of any Environmental Claim) which might reasonably be expected to have a Material Adverse Effect.

     9.1.6 Management Reports. Promptly upon receipt thereof, copies of all detailed financial and management reports submitted to the Company by independent auditors in connection with each audit made by such auditors of the books of the Company, to the extent such reports identify a material deficiency in the Company's internal controls.

     9.1.7 Subordinated Debt Notices. Promptly from time to time, copies of any material notices (including notices of default or acceleration) received from any holder, or any notice from any trustee, of, under or with respect to any Subordinated Debt.

     9.1.8 Subordinated Notes. Within 45 days of the end of each Fiscal Quarter, the Company shall obtain from its independent certified public accountants and furnish to the Agent a letter, in the form of Exhibit K, stating that such accountants have read Section 4.04 of the Series A Subordinated Notes Indenture and Section 4.4 of the Series B Subordinated Notes Indenture (and any similar provision in any Refinancing Agreement), that such accountants have tested the compliance by the Company with such provisions during such Fiscal Quarter and concluding that the Company was in compliance with such provisions during such Fiscal Quarter or, if the Company was not in compliance with any such provision, describing such non-compliance in reasonable detail.

     9.1.9 Other Information. Promptly from time to time, such other information concerning the Company and its Subsidiaries as any Lender or the Agent may reasonably request.

     9.2 Books, Records and Inspections. Keep, and cause each Subsidiary to keep, its books and records in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with GAAP; permit, and cause each Subsidiary to permit, any Lender or the Agent or any representative thereof to inspect the properties and operations of the Company or such Subsidiary; and permit, and cause each Subsidiary to permit, at any reasonable time and with reasonable notice (or at any time without notice if an Event of Default exists), any Lender or the Agent or any representative thereof to visit any or all of its offices, to discuss its financial matters with its officers and its independent auditors, and to examine (and, at the expense of the Agent or any Lender, unless an Event of Default has occurred and is continuing, in which case at the expense of the Company or the applicable Subsidiary, photocopy extracts from) any of its books or other records; and permit, and cause each Subsidiary to permit, the Agent and its representatives to inspect the inventory and other tangible assets of the Company or such Subsidiary and to inspect, audit, check and make copies of and extracts from the books, records, computer data, computer programs, journals, orders, receipts, correspondence and other data relating to inventory, accounts receivable and any other collateral.

     9.3 Maintenance of Property; Insurance. (a) Keep, and cause each Subsidiary to keep, all material property necessary in the business of the Company or such Subsidiary in good working order and condition, ordinary wear and tear excepted.

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

     (b) Maintain, and cause each Subsidiary to maintain, with responsible insurance companies, such insurance as may be required by any law or governmental regulation or court decree or order applicable to it and such other insurance, to such extent (including customary deductibles) and against such hazards and liabilities, as is customarily maintained by companies similarly situated; and, upon request of the Agent or any Lender, furnish to the Agent or such Lender a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by the Company and its Subsidiaries. The Company shall cause each issuer of an insurance policy to provide the Agent with an endorsement (i) showing loss payable to the Agent with respect to each policy of property or casualty insurance and naming the Agent and each Lender as an additional insured with respect to each policy of insurance for liability for personal injury or property damage, (ii) providing that 30 days' notice will be given to the Agent prior to any cancellation of, material reduction or change in coverage provided by or other material modification to such policy and (iii) reasonably acceptable in all other respects to the Agent. The Company shall execute and deliver, and shall cause each Subsidiary to execute and deliver, to the Agent a collateral assignment, in form and substance reasonably satisfactory to the Agent, of each business interruption insurance policy maintained by the Company or such Subsidiary.

     9.4 Compliance with Laws; Payment of Taxes and Liabilities. (a) Comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, rules, regulations, decrees, orders, judgments, licenses and permits, except where failure to comply could not reasonably be expected to have a Material Adverse Effect; and (b) pay, and cause each Subsidiary to pay, prior to delinquency, all taxes and other governmental charges against it or any of its property, as well as claims of any kind which, if unpaid, might become a Lien on any of its property; provided that the foregoing shall not require the Company or any Subsidiary to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP.

     9.5 Maintenance of Existence, etc. Maintain and preserve, and (subject to Section 9.10 and to the ability of the Company to dissolve Subsidiaries the dissolution of which could not have a Material Adverse Effect) cause each Subsidiary to maintain and preserve, (a) its existence and good standing in the jurisdiction of its organization and (b) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary (except in those instances in which the failure to be qualified or in good standing does not have a Material Adverse Effect).

     9.6 Financial Covenants.

     9.6.1 Ratio of Funded Debt to Stockholders' Equity. Not permit the ratio of Funded Debt to Stockholders' Equity to be greater than (x) 2.5:1 at any time during the period from the Effective Date through December 31, 2000 and (y) 2.75:1 at any time thereafter.

     9.6.2 Ratio of Non-Floorplan Debt to Stockholders' Equity. Not permit the ratio of

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

Funded Debt (less Debt under Floor Plan Financings) to Stockholders' Equity to be greater than 1.3:1 at any time.

     9.6.3 Funded Debt to EBITDA Ratio. Not permit the Funded Debt to EBITDA Ratio as of the last day of any Computation Period to exceed 3.75:1.

     9.6.4 Working Capital. Cause each Subsidiary to maintain such level of working capital as is necessary to satisfy the requirements of such Subsidiary's franchise agreements.

     9.7 Limitations on Debt. Not, and not permit any Subsidiary to, create, incur, assume or suffer to exist any Debt, except:

          (a) obligations under this Agreement and the other Loan Documents;

          (b) Debt secured by Liens permitted by Section 9.8(d), and extensions, renewals and refinancings thereof;

          (c) Debt of Subsidiaries to the Company or to any Subsidiary;

          (d) unsecured Debt of the Company to Subsidiaries;

          (e) (i) the Subordinated Notes and guaranties thereof provided by the Subsidiaries, each such guaranty thereof subordinated to the obligations of the respective Subsidiary under the Loan Documents on substantially the same basis as the obligations of the Company under the Subordinated Notes are subordinated to the obligations of the Company under the Loan Documents, (ii) other Subordinated Debt and (iii) Refinancing Debt in respect thereof; provided that the aggregate principal amount of all Seller Subordinated Debt at any time outstanding shall not exceed $30,000,000;

          (f) Hedging Obligations incurred for bona fide hedging purposes and not for speculation;

          (g) Debt described on Schedule 9.7 and any extension, renewal or refinancing thereof so long as the principal amount thereof is not increased;

          (h) Debt with respect to any Floor Plan Financing provided to the Company or any Subsidiary by General Motors Acceptance Corporation, BMW Financial Services NA, Inc., Ford Motor Credit Corporation, World Omni Financial Corporation (with respect to Toyota make new vehicles only in five states and used vehicles manufactured by various manufacturers), Toyota Motor Credit Corporation or Toyota Credit de Puerto Rico Corp. or any other Person to whom CFC, in its sole discretion, consents;

          (i) Debt to CFC in respect of Floor Plan Financings;

          (j) Debt with respect to wholesale motor vehicle financing provided by Persons other than CFC provided CFC has declined to provide the same and the financing is provided by such other Person in compliance with Section 13.17; and

          (k) other Debt, in addition to the Debt listed above, in an aggregate amount not at any time exceeding $20,000,000.

     9.8 Liens. Not, and not permit any Subsidiary to, create or permit to exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired), except:

          (a) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves;

          (b) Liens arising in the ordinary course of business (such as (i) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law and (ii) Liens incurred in connection with worker's compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any deposits or advances or borrowed money or the deferred purchase price of property or services and, in each case, for which it maintains adequate reserves;

          (c) Liens described on Schedule 9.8;

          (d)(i) Liens arising in connection with Capital Leases (and attaching only to the property being leased), (ii) Liens existing on property at the time of the acquisition thereof by the Company or any Subsidiary (and not created in contemplation of such acquisition) and (iii) Liens that constitute purchase money security interests on any property securing Debt incurred for the purpose of financing all or any part of the cost of acquiring such property, provided that any such Lien attaches to such property within 60 days of the acquisition thereof and attaches solely to the property so acquired;

          (e) attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding $10,000,000 arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

          (f) easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of the Company or any Subsidiary;

          (g)  Liens arising under the Loan Documents;

          (h) Liens on any asset of an Automobile Dealership securing Debt permitted by Sections 9.7(h), (i) and (j) (in the case of Debt under Sections 9.7(h) and (j), (x) such Liens under agreements entered into after August 3, 1999 may attach only to the inventory floorplanned by such Debt and proceeds thereof, accounts receivable and payment intangibles owing by the relevant Dealer to the manufacturer with whom the provider of the financing is affiliated (and, with respect to World Omni Financial Corp., owing to Southeast Toyota Distributors, Inc.) (and all other rights to payment in which any such financing provider could exercise a right of setoff or recoupment) and service loaner vehicles manufactured by a manufacturer and financed by a financing provider permitted under Section 9.7(h) or (j) (collectively, "Permitted Floorplan Collateral") and (y) to the extent that such Liens under agreements in existence on August 3, 1999 attach to assets in addition to Permitted Floorplan Collateral, such Liens on such assets other than Permitted Floorplan Collateral must be subordinated to the security interest of the Agent in form and substance satisfactory to the Agent; and

          (i) Liens arising in connection with cash collateral provided in support of that certain Swap Confirmation (deal no. 421023) with Morgan Guaranty Trust Company of New York ("Morgan") dated as of January 12, 2000 (the "Morgan Swap").

     9.9 Restricted Payments. Not, and not permit any Subsidiary to, (a) make any distribution to any of its shareholders, (b) purchase or redeem any of its capital stock or other equity interests or any warrants, options or other rights in respect thereof, (c) pay any management fees or similar fees to any of its shareholders or any Affiliate thereof, (d) make any redemption, prepayment, defeasance or repurchase of any Subordinated Debt or (e) set aside funds for any of the foregoing. Notwithstanding the foregoing, (i) any Subsidiary may pay dividends or make other distributions to the Company or another Subsidiary and
(ii) so long as no Event of Default or Unmatured Event of Default has occurred and is continuing or would result therefrom, the Company and its Subsidiaries may (1) pay dividends to its stockholders and purchase or redeem its capital stock, (2) pay management fees to Young Automotive Group, LLC, an Indiana limited liability company ("YAG"), and its Affiliates (collectively, "Young") in connection with joint ventures formed by the Company and its Subsidiaries pursuant to that certain Joint Venture Formation Agreement, dated as of January 31, 1998, among the Company, YAG and certain other parties (the "Young JV Agreement"), in an amount not to exceed 30% of the annual pre-tax income of all Persons in which Investments are made pursuant to the Young JV Agreement, (3) pay management fees to minority investors in UAG Cerritos, LLC and [Brazil] in an amount not to exceed 20% of the annual pre-fix income of UAG Cerritos LLC or [Brazil], as the case may be, (4) repurchase, redeem, defease or otherwise repay all or any of the Subordinated Notes using the proceeds of up to $ 5,000,000 of Revolving Loans and (5) repurchase, redeem, defease or otherwise repay all or any of the Subordinated Notes using the proceeds of an offering of equity securities, which equity securities are issued by the Company.

     9.10 Mergers, Consolidations, Sales. Not, and not permit any Subsidiary to, be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, or, except in the ordinary course of its business, sell, transfer, convey or lease all or any substantial part of its assets, or sell or assign with or without recourse any receivables, except for: (a) any such merger, consolidation, sale, transfer, conveyance, lease or assignment of or by any Subsidiary into the Company or into, with or to any other Subsidiary; (b) any such purchase or other acquisition by the Company or any Subsidiary of the assets or stock of any Subsidiary; (c) any Acquisition by the Company or any Subsidiary if (1) immediately before and after giving effect to such Acquisition, no Event of Default or Unmatured Event of Default shall exist, (2) immediately after giving effect to such Acquisition, the Company is in pro forma compliance with all the financial ratios and restrictions set forth in Section 9.6, (3) in the case of the Acquisition of any Person, the Board of Directors of such Person has approved such Acquisition and all auto manufacturers doing business with such Person have consented to such Acquisition (provided that the auto manufacturers doing business with the acquired Person need not have consented to such Acquisition at the time of consummation thereof if the Company or the Subsidiary making such Acquisition has an irrevocable option, on terms and conditions (including cash escrow) satisfactory to the Agent in its sole discretion, to put the Person acquired in such Acquisition back to the seller thereof for a price in cash at least equal to the total amount of cash consideration paid by the Company or such Subsidiary in such Acquisition (including purchase price, noncompetition payments, earnout payments and other similar consideration) within 180 days if such auto manufacturers have not consented to such Acquisition, which option is otherwise unconditional, and which option must be exercised by the Company or the applicable Subsidiary within such period if such consents are not obtained), (4) after giving effect to such Acquisition, at least 20% of the total consideration (including cash and noncash purchase price, liabilities assumed, deferred purchase price, noncompetition payments and the like) paid by the Company in respect of all Acquisitions consummated after June 28, 2000 at any time has been paid otherwise than by means of any Debt incurred by the Company or any Subsidiary (provided that, for purposes of this clause (4) only, "Debt" shall not include Acquisition Loans and Revolving Loans to the extent that the aggregate principal amount of all Acquisition Loans and Revolving Loans is less than or equal to $200,000,000) and (5) prior to and after such Acquisition, the Chief Financial Officer of the Company has delivered a certificate to the Agent confirming that the conditions set forth in clauses
(1) - (4) above will be (in the case of a certificate delivered prior to such Acquisition) or have been (in the case of a certificate delivered after such Acquisition) met; and (d) sales and dispositions ("Dispositions") of assets (including the stock of Subsidiaries) for at least fair market value (as determined by the Board of Directors of the Company) so long as the net book value of all assets sold or otherwise disposed of in any Fiscal Year does not exceed $50,000,000 (exclusive of any Disposition the net cash proceeds of which are used within 180 days to purchase another asset performing the same or a similar function as the asset disposed of).

     9.11 Modification of Organizational Documents. Not permit the Certificate or Articles of Incorporation, By-Laws or other organizational documents of the Company or any Subsidiary to be amended or modified in any way which might reasonably be expected to materially adversely affect the interests of the Lenders.

     9.12 Use of Proceeds. Use the proceeds of the Revolving Loans and Acquisition Loans, and the Letters of Credit, solely for working capital, for Acquisitions permitted by Section 9.10, for capital expenditures, to repurchase, redeem, defease or otherwise repay all or any of the Subordinated Notes (to the extent permitted by Section 9.9) to make Investments permitted hereunder, to repurchase the Company's capital stock and for other general corporate purposes (including, in the case of Revolving Loans, to pay Term Loans); and not use or permit any proceeds of any Loan to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying" any Margin Stock.

     9.13 Further Assurances. Take, and cause each Subsidiary to take, such actions as are necessary or as the Agent or the Required Lenders may reasonably request from time to time (including the execution and delivery of guaranties, security agreements, pledge agreements, mortgages, deeds of trust, financing statements and other documents, the filing or recording of any of the foregoing, and the delivery of stock certificates and other collateral with respect to which perfection is obtained by possession) to ensure that (a) the obligations of the Company hereunder and under the other Loan Documents (i) are secured by substantially all of the assets (other than property in which the Company is prohibited from granting a security interest, pledge or assignment pursuant to a Permitted Restriction) of the Company and (ii) guaranteed by all of its Subsidiaries (including, promptly upon the acquisition or creation thereof, any Subsidiary acquired or created after the date hereof but excluding Foreign Subsidiaries (to the extent that such exclusion is necessary to avoid material adverse tax consequences for the Company)) by execution of a counterpart of the Guaranty and (b) the obligations of each Subsidiary under the Guaranty are secured by substantially all of the assets (other than property in which such Subsidiary is prohibited from granting a security interest, pledge or assignment pursuant to a Permitted Restriction) of such Subsidiary (other than Foreign Subsidiaries (to the extent that such exclusion is necessary to avoid material adverse tax consequences for the Company)), provided that (i) the pledge by the Company or any Subsidiary (other than a Foreign Subsidiary) of the stock of any Foreign Subsidiary shall be limited to 65% of the stock of such Foreign Subsidiary to the extent the pledge of a greater percentage would have material adverse tax consequences for the Company and (ii) a pledge of the stock of a Subsidiary shall not be required if and to the extent that such pledge would violate a Permitted Restriction in favor of an auto manufacturer.

     9.14 Transactions with Affiliates. Not, and not permit any Subsidiary to, enter into, or cause, suffer or permit to exist any transaction, arrangement or contract with any of its other Affiliates (other than the Company and its Subsidiaries) which is on terms that are less favorable than are obtainable from any Person which is not one of its Affiliates.

     9.15 Employee Benefit Plans. Maintain, and cause each Subsidiary to maintain, each Pension Plan in substantial compliance with all applicable requirements of law and regulations.

     9.16 Environmental Matters. (a) If any Release or Disposal of Hazardous Substances shall occur or shall have occurred on any real property or any other assets of the Company or any Subsidiary, the Company shall, or shall cause the applicable Subsidiary to, cause the prompt containment and removal of such Hazardous Substances and the remediation of such real property or other assets as necessary to comply with all Environmental Laws and to preserve the value of such real property or other assets. Without limiting the generality of the foregoing, the Company shall, and shall cause each Subsidiary to, comply with any valid Federal or state judicial or administrative order requiring the performance at any real property of the Company or any Subsidiary of activities in response to the Release or threatened Release of a Hazardous Substance.

          (b) To the extent that the transportation of "hazardous waste" as defined by RCRA is permitted by this Agreement, the Company shall, and shall cause its Subsidiaries to, dispose of such hazardous waste only at licensed disposal facilities operating in compliance with Environmental Laws.

     9.17 Inconsistent Agreements. Not, and not permit any Subsidiary to, enter into any agreement containing any provision which would (a) be violated or breached by any borrowing by the Company hereunder or by the performance by the Company or any Subsidiary of any of its obligations hereunder or under any other Loan Document, (b) except for Permitted Restrictions, prohibit the Company or any Subsidiary from granting to the Agent, for the benefit of the Lenders, a Lien on any of its assets or (c) except for Permitted Restrictions, create or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make other distributions to the Company or any other applicable Subsidiary, or pay any Debt owed to the Company or any other Subsidiary, (ii) make loans or advances to the Company or
(iii) transfer any of its assets or properties to the Company.

     9.18 Business Activities. Not, and not permit any Subsidiary to, engage in any line of business other than the businesses engaged in on August 3, 1999 and businesses reasonably related thereto.

     9.19 Investments. Not, and not permit any Subsidiary to, make or permit to exist any Investment in any other Person, except (without duplication) the following:

          (a) contributions by the Company to the capital of any of its Subsidiaries, or by any such Subsidiary to the capital of any of its Subsidiaries;

          (b) Investments by the Company in any Subsidiary or by any Subsidiary in the Company, or by any Subsidiary in any Subsidiary, by way of intercompany loans, advances or guaranties, all to the extent permitted by
     Section 9.7;

          (c) Suretyship Liabilities permitted by Section 9.7;

          (d) Cash Equivalent Investments;

          (e) bank deposits in the ordinary course of business;

          (f) Investments in securities of account debtors received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such account debtors;

          (g) Investments to consummate Acquisitions permitted by Section 9.10;

          (h) Investments listed on Schedule 9.19;

          (i) Investments in an aggregate amount not exceeding $15,000,000 at any one time outstanding in Persons engaged in businesses in which the Company and its Subsidiaries are permitted to engage hereunder (provided that any Investment made with the proceeds of any offering of equity securities or Subordinated Debt of the Company shall be disregarded when determining compliance with the aggregate dollar limit in this clause (i)); and

          (j) such other Investments consented to by the Agent in its sole discretion;

provided that (x) any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; (y) no Investment otherwise permitted by clause (b),
(c), (g) or (i) shall be permitted to be made if, immediately before or after giving effect thereto, any Event of Default or Unmatured Event of Default exists; and (z) the aggregate amount of Foreign Investments made during the period from and after August 3, 1999 shall not exceed $25,000,000 (provided that any Investment made with the proceeds of any offering of equity securities or Subordinated Debt of the Company shall be disregarded when determining compliance with the aggregate dollar limit in this clause (z)).

     9.20 Restriction of Amendments to Certain Documents. Not amend or otherwise modify, or waive any rights under, either Subordinated Notes Indenture, the Subordinated Notes or the Morgan Swap, in any case, if such amendment, modification or waiver could reasonably be expected to be adverse to the Lenders in any respect; and not take any action to terminate the Morgan Swap if it is a condition to such termination that the Company make any payment to Morgan, or if a consequence of such termination would permit Morgan to retain or sell any collateral or to demand any payment from the Company.

     9.21 Limitation on Floor Plan Amendments. Not modify any Floor Plan Financing arrangement if such modification would have a Material Adverse Effect.

     9.22 Amendments to Subordinated Note Indentures. Not solicit the consent of any holder of Subordinated Notes to any amendment, waiver or modification of any Subordinated Note Indenture (or any Refinancing Agreement) unless, concurrently with any other consents being solicited, the consent of such holders is solicited to amend Section 4.04(ii) of the Series A Subordinated Notes Indenture and Section 4.4(ii) of the Series B Subordinated Notes Indenture (and any similar provision in any Refinancing Agreement) to increase the maximum amount of Debt that can be incurred under the "Senior Credit Facility" pursuant to such subsections from $100,000,000 to $250,000,000.

     SECTION 10 EFFECTIVENESS; CONDITIONS OF LENDING, ETC.

     The obligation of each Lender to make its Loans and of the Issuing Lender to issue Letters of Credit is subject to the following conditions precedent:

     10.1 Conditions to Effectiveness. This Agreement shall become effective, and all Loans outstanding under the Existing Agreement and the Existing Letters of Credit shall be deemed to be issued and outstanding hereunder (as more fully set forth in Section 1.3), on the date on which the Agent shall have received all of the following, each duly executed and dated the date hereof (or such other date as shall be satisfactory to the Agent), in form and substance reasonably satisfactory to the Agent (and the date on which all such conditions precedent have been satisfied or waived in writing by the Agent and the Lenders is called the "Effective Date"):

     10.1.1 Notes. A Note executed by the Company in favor of each New Lender.

     10.1.2 Resolutions. Certified copies of resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance by the Company of this Agreement, the Notes and the other Loan Documents to which the Company is a party; and certified copies of resolutions of the Board of Directors of each other Loan Party authorizing the execution, delivery and performance by such Loan Party of each Loan Document to which such entity is a party.

     10.1.3 Consents, etc. Certified copies of all documents evidencing any necessary corporate or partnership action, consents and governmental approvals (if any) required for the execution, delivery and performance by the Company and each other Loan Party of the documents referred to in this Section 10.

     10.1.4 Incumbency and Signature Certificates. A certificate of the Secretary or an Assistant Secretary (or other appropriate representative) of each Loan Party certifying the names of the officer or officers of such entity authorized to sign the Loan Documents to which such entity is a party, together with a sample of the true signature of each such officer (it being understood that the Agent and each Lender may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein).

     10.1.5 Reaffirmation. A counterpart of the Reaffirmation executed by each Subsidiary of the Company (other than Foreign Subsidiaries).

     10.1.6 Opinion of Counsel. An opinion of counsel reasonably satisfactory to the Agent.

     10.1.7 Payment of Fees. Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Effective Date, together with all Attorney Costs of the Agent to the extent invoiced prior to the Effective Date, plus such additional amounts of Attorney Costs as shall constitute the Agent's reasonable estimate of Attorney Costs incurred or to be incurred by the Agent through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and the Agent).

     10.1.8 Solvency Certificate. A Solvency Certificate, substantially in the form of Exhibit F, executed by the Chief Financial Officer of the Company.

     10.1.9 Closing Certificate. A certificate signed by a Vice President of the Company dated as of the Effective Date, affirming the matters set forth in
Section 10.2.1 as of the Effective Date.

     10.1.10 Other. Such other documents as the Agent or any Lender may reasonably request.

     10.2 Conditions. The obligation (a) of each Lender to make each Loan and
(b) of the Issuing Lender to issue each Letter of Credit is subject to the following further conditions precedent that:

     10.2.1 Compliance with Warranties, No Default, etc. Both before and after giving effect to any borrowing and the issuance of any Letter of Credit, the following statements shall be true and correct:

          (a) the representations and warranties of the Company and each Subsidiary set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects with the same effect as if then made (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);

          (b) no Event of Default or Unmatured Event of Default shall have then occurred and be continuing;

          (c) unless the proceeds of such borrowing are to be used to repurchase, redeem or repay all outstanding Subordinated Notes, for so long as either Subordinated Notes Indenture is in effect (unless the obligations of the Company with respect to all

     Subordinated Notes thereunder have been, or are concurrently with such borrowing to be, defeased in accordance with the terms of such Subordinated Notes Indenture), if after giving effect to such borrowing or the issuance of such Letter of Credit, the sum of the aggregate principal amount of all outstanding Loans plus the Stated Amount of all Letters of Credit would exceed the maximum amount of Debt permitted under each of Section 4.04(ii) of the Series A Subordinated Notes Indenture or Section 4.4(ii) of the Series B Subordinated Notes Indenture (or any similar provision in any instrument, indenture or agreement governing Refinancing Debt with respect to the Subordinated Notes (a "Refinancing Agreement") that limits the maximum amount of Debt that the Company may incur under this Agreement or any other senior credit facility of the Company without recourse to any other provision of such Refinancing Agreement), the Agent shall be satisfied that such borrowing or such issuance of a Letter of Credit will not violate either Subordinated Notes Indenture (or any Refinancing Agreement) and that the Company's obligations to the Agent and the Lenders in respect of such borrowing or Letter of Credit are "Senior Debt" under and as defined in each Subordinated Notes Indenture that is in effect at the time of such borrowing; and

          (d) (i) if the proceeds of any borrowing are to be used to finance a tender offer for Subordinated Notes, (x) all terms and conditions of any such tender offer shall be satisfactory to the Agent (including the maximum tender price and all fees and commissions paid to any information agent, solicitation agent, dealer manager or Person performing any similar role) and each such tender offer shall comply with the offer documents applicable thereto and all applicable laws (including Rule 14e-1 under the Securities Exchange Act of 1934 and other Federal and state securities laws and regulations) and (y) there shall have been delivered to the Agent true and correct copies of all offer documents applicable thereto, all of which shall be in form and substance reasonably satisfactory to the Agent (the Agent agrees to review any such documents received by it reasonably promptly following receipt) and (ii) if the proceeds of any borrowing are to be used in connection with any solicitation of consents to amend any Subordinated Notes Indenture, all terms and conditions of each such consent solicitation shall be reasonably satisfactory to the Agent (the Agent agrees to review any such documents received by it reasonably promptly following receipt).

     10.2.2 Confirmatory Certificate. If requested by the Agent or any Lender, the Agent shall have received (in sufficient counterparts to provide one to each Lender) a certificate dated the date of such requested Loan or Letter of Credit and signed by a duly authorized representative of the Company as to the matters set out in Section 10.2.1 (it being understood that each request by the Company for the making of a Loan or the issuance of a Letter of Credit shall be deemed to constitute a warranty by the Company that the conditions precedent set forth in Section 10.2.1 will be satisfied at the time of the making of such Loan or the issuance of such Letter of Credit), together with such other documents as the Agent or any Lender may reasonably request in support thereof.

       10.3 Further Conditions to Acquisition Loans. In addition to the conditions set forth in Sections 10.1 and 10.2, the obligation of each Lender to make each Acquisition Loan is subject to the following further conditions precedent that:

          (a) all of the proceeds of each such Acquisition Loan shall be used to consummate an Acquisition;

          (b) the Agent shall have received evidence of compliance by the Person to be acquired in such Acquisition with all auto manufacturers' working capital requirements;

          (c) the Agent shall have received a certificate from the Chief Financial Officer of the Company to the effect that (i) no Event of Default or Unmatured Event of Default shall exist after giving effect to the consummation of such Acquisition and (ii) confirming the matters set forth in clause (a) above.

     SECTION 11 EVENTS OF DEFAULT AND THEIR EFFECT.

     11.1 Events of Default. Each of the following shall constitute an Event of Default under this Agreement:

     11.1.1 Non-Payment of the Loans, etc. Default in the payment when due of the principal of any Loan; or default, and continuance thereof for five Business Days, in the payment when due of any interest, fee, reimbursement obligation with respect to any Letter of Credit or other amount payable by the Company hereunder or under any other Loan Document.

     11.1.2 Non-Payment of Other Debt. Any default shall occur under the terms applicable to any Debt of the Company or any Subsidiary in an aggregate amount (for all such Debt so affected) exceeding $20,000,000 and such default shall (a) consist of the failure to pay such Debt when due, whether by acceleration or otherwise, or (b) accelerate the maturity of such Debt or permit the holder or holders thereof, or any trustee or agent for such holder or holders, to cause such Debt to become due and payable prior to its expressed maturity; or any such Debt shall be required to be prepaid or redeemed (other than by a regularly scheduled prepayment or redemption), purchased or defeased or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or any default shall occur under any Floor Plan Financing provided by any Lender or any Affiliate of a Lender to the Company or any Subsidiary.

     11.1.3 Other Material Obligations. Default in the payment when due, or in the performance or observance of, any material obligation of, or condition agreed to by, the Company or any Subsidiary with respect to any material purchase or lease of goods or services, or any agreement with an auto manufacturer, where such default, singly or in the aggregate with all other such defaults, might reasonably be expected to have a Material Adverse Effect or cause the loss of a material franchise.

     11.1.4 Bankruptcy, Insolvency, etc. The Company or any Subsidiary becomes insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; or the Company or any Subsidiary applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for the Company or such Subsidiary or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Company or any Subsidiary or for a substantial part of the property of any thereof and is not discharged within 60 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is commenced in respect of the Company or any Subsidiary (other than a voluntary dissolution, not under any bankruptcy or insolvency law, of an immaterial Subsidiary), and if such case or proceeding is not commenced by the Company or such Subsidiary, it is consented to or acquiesced in by the Company or such Subsidiary, or remains for 30 days undismissed; or the Company or any Subsidiary takes any action to authorize, or in furtherance of, any of the foregoing.

     11.1.5 Non-Compliance with Loan Documents. (a) Failure by the Company to comply with or to perform any covenant set forth in Sections 9.1.5(a), 9.5 through 9.14 (excluding Section 9.6.4), and 9.19 through 9.21; (b) failure by the Company to comply with the covenant set forth in Section 9.6.4 and continuance of such failure for 60 days; or (c) failure by the Company to comply with or to perform any other provision of this Agreement or any other Loan Document (and not constituting an Event of Default under any other provision of this Section 11) and continuance of such failure for 30 days.

     11.1.6 Warranties. Any warranty made by the Company or any Subsidiary herein or any other Loan Document is breached or is false or misleading in any material respect, or any schedule, certificate, financial statement, report, notice or other writing furnished by the Company or any Subsidiary to the Agent or any Lender in connection herewith is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

     11.1.7 Pension Plans. (i) Institution of any steps by the Company or any other Person to terminate a Pension Plan if as a result of such termination the Company could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $10,000,000;
(ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA; or (iii) there shall occur any withdrawal or partial withdrawal from a Multiemployer Pension Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Pension Plans as a result of such withdrawal (including any outstanding withdrawal liability that the Company and the Controlled Group have incurred on the date of such withdrawal) exceeds $10,000,000.

     11.1.8 Judgments. Final judgments which exceed an aggregate of $10,000,000 shall be rendered against the Company or any Subsidiary and shall not have been paid, discharged or vacated or had execution thereof stayed pending appeal within 60 days after entry or filing of such judgments.

        11.1.9 Invalidity of Guaranty, etc. The Guaranty shall cease to be in full force and effect with respect to any Subsidiary, other than by virtue of the release of such Subsidiary after sale thereof in a transaction permitted hereunder or the voluntary dissolution of an immaterial Subsidiary; or any Subsidiary (or any Person by, through or on behalf of such Subsidiary) shall contest in any manner the validity, binding nature or enforceability of the Guaranty with respect to such Subsidiary.

        11.1.10 Invalidity of Collateral Documents, etc. Any Collateral Document shall cease to be in full force and effect, other than by virtue of the release of such Subsidiary after sale thereof in a transaction permitted hereunder or the voluntary dissolution of an immaterial Subsidiary; or the Company or any Subsidiary (or any Person by, through or on behalf of the Company or any Subsidiary) shall contest in any manner the validity, binding nature or enforceability of any Collateral Document.

       11.1.11 Invalidity of Subordination Provisions, etc. Any subordination provision in any document or instrument governing Subordinated Debt, or any subordination provision in any guaranty by any Subsidiary of any Subordinated Debt, shall cease to be in full force and effect, or the Company or any other Person (including the holder of any applicable Subordinated Debt) shall contest in any manner the validity, binding nature or enforceability of any such provision.

        11.1.12 Change of Control. A majority of the members of the Board of Directors of the Company shall cease to be constituted of (i) nominees and designees of Penske Capital Partners or Penske Corporation, (ii) officers and directors of any entity which, directly or indirectly, controls or is controlled by or is under common control with Penske Capital Partners or Penske Corporation or (iii) any Person approved by the vote of a majority of the members of the Board of Directors of the Company then in office who were at the time Persons described in clauses (i) and (ii) above.

       11.1.13 Securities Purchase Agreement; Put of Stock. Penske Capital Partners shall exercise its right to require the Company to repurchase the stock of the Company held by Penske Capital Partners pursuant to Section 7.2 of the Securities Purchase Agreement.

        11.2 Effect of Event of Default. If any Event of Default described in
Section 11.1.4 shall occur, the Commitments (if they have not theretofore terminated) shall immediately terminate and the Loans and all other obligations hereunder shall become immediately due and payable and the Company shall become immediately obligated to Cash Collateralize all Letters of Credit, all without presentment, demand, protest or notice of any kind; and, if any other Event of Default shall occur and be continuing, the Agent (upon written request of the Required Lenders) shall declare the Commitments (if they have not theretofore terminated) to be terminated and/or declare all Loans and all other obligations hereunder to be due and payable and/or demand that the

Company immediately Cash Collateralize all Letters of Credit, whereupon the Commitments (if they have not theretofore terminated) shall immediately terminate and/or all Loans and all other obligations hereunder shall become immediately due and payable and/or the Company shall immediately become obligated to Cash Collateralize all Letters of Credit, all without presentment, demand, protest or notice of any kind. The Agent shall promptly advise the Company of any such declaration, but failure to do so shall not impair the effect of such declaration. Notwithstanding the foregoing, the effect as an Event of Default of any event described in Section 11.1.1 or Section 11.1.4 may be waived by the written concurrence of all of the Lenders, and the effect as an Event of Default of any other event described in this Section 11 may be waived by the written concurrence of the Required Lenders (except as provided in Section 13.1). Any cash collateral delivered hereunder shall be held by the Agent (without liability for interest thereon) and applied to reimbursement obligations under the Letters of Credit. After the expiration or termination of the Letters of Credit, such cash collateral shall be applied by the Agent to any remaining obligations hereunder and any excess shall be delivered to the Company or as a court of competent jurisdiction may direct.

       SECTION 12 THE AGENT.

       12.1 Appointment and Authorization. (a) Each Lender hereby irrevocably (subject to Section 12.9) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duty or responsibility except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

       (b) The Issuing Lender shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith. The Issuing Lender shall have all of the benefits and immunities (i) provided to the Agent in this Section 12 with respect to any acts taken or omissions suffered by the Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Agent", as used in this Section 12, included the Issuing Lender with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to the Issuing Lender.

       12.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

       12.3 Liability of Agent. None of the Agent nor any of its directors, officers, employees or agents shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

        12.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts reasonably selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, confirmation from the Lenders of their obligation to indemnify the Agent against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

        12.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Lenders, unless the Agent shall have received written notice from a Lender or the Company referring to this Agreement, describing such Event of Default or Unmatured Event of Default and stating that such notice is a "notice of default". The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Event of Default or Unmatured Event of Default as may be requested by the Required Lenders in accordance with Section 11; provided that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Unmatured Event of Default as it shall deem advisable or in the best interest of the Lenders.

       12.6 Credit Decision. Each Lender acknowledges that the Agent has not made any representation or warranty to it, and that no act by the Agent hereafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Lender also represents that it will, independently and without reliance upon the Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial or other condition or creditworthiness of the Company which may come into the possession of the Agent.

        12.7 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent and its directors, officers, employees and agents (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, from and against any and all Indemnified Liabilities; provided that no Lender shall be liable for any payment to any such Person of any portion of the Indemnified Liabilities resulting from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive repayment of the Loans, cancellation of the Notes, expiration or termination of the Letters of Credit, any foreclosure under, or modification, release or discharge of, any or all of the Collateral Documents, termination of this Agreement and the resignation or replacement of the Agent.

        12.8 Agent in Individual Capacity. CFC and its Affiliates may make loans to, issue letters of credit for the account of, acquire equity interests in and generally engage in any kind of business with the Company and its Subsidiaries and Affiliates as though CFC were not the Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, CFC or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Affiliate) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to their Loans (if any), CFC and its Affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though CFC were not the Agent, and the terms "Lender" and "Lenders" include CFC and its Affiliates, to the extent applicable, in their individual capacities.

        12.9 Successor Agent. The Agent may resign as Agent upon 30 days' notice to the Lenders. If the Agent resigns under this Agreement, the Required Lenders shall, with (so long as no Event of Default exists) the consent of the Company (which shall not be unreasonably withheld or delayed), appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Company, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent, and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 12 and Sections 13.6 and 13.13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

       12.10 Collateral Matters. The Lenders irrevocably authorize the Agent, at its option and in its discretion, (a) to release any Lien granted to or held by the Agent under any Collateral Document (i) upon termination of the Commitments and payment in full of all Loans and all other obligations of the Company hereunder and the expiration or termination of all Letters of Credit; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; or (iii) subject to Section 13.1, if approved, authorized or ratified in writing by the Required Lenders; or
(b) to subordinate its interest in any collateral to any holder of a Lien on such collateral which is permitted by clause (d)(i), (d)(iii) or (h) of Section
9.8. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release, or subordinate its interest in, particular types or items of collateral pursuant to this Section 12.10.

       12.11 Funding Reliance. (a) Unless the Agent receives notice from a Lender by noon, Detroit time, on the day of a proposed borrowing that such Lender will not make available to the Agent an amount equal to its Pro Rata Share of such borrowing, the Agent may assume that such Lender has made such amount available to the Agent and, in reliance upon such assumption, make a corresponding amount available to the Company. If and to the extent such Lender has not made such amount available to the Agent, such Lender and the Company jointly and severally agree to repay such amount to the Agent forthwith on demand, together with interest thereon at the interest rate applicable to Loans comprising such borrowing or, in the case of any Lender which repays such amount within three Business Days, the Federal Funds Rate. Nothing set forth in this clause (a) shall relieve any Lender of any obligation it may have to make any Loan hereunder.

       (b) Unless the Agent receives notice from the Company prior to the due date for any payment hereunder that the Company does not intend to make such payment, the Agent may assume that the Company has made such payment and, in reliance upon such assumption, make available to each Lender its share of such payment. If and to the extent that the Company has not made any such payment to the Agent, each Lender which received a share of such payment shall repay such share (or the relevant portion thereof) to the Agent forthwith on demand, together with interest thereon at the Prime Rate (or, in the case of any Lender which repays such amount within three Business Days, the Federal Funds Rate). Nothing set forth in this clause (b) shall relieve the Company of any obligation it may have to make any payment hereunder.

       SECTION 13 GENERAL.

       13.1 Waiver; Amendments. No delay on the part of the Agent or any Lender in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the Notes shall in any event be effective unless the same shall be in writing and signed and delivered by Lenders having an aggregate Pro Rata Share of not less than the aggregate Pro Rata Share expressly designated herein with respect thereto or, in the absence of such designation as to any provision of this Agreement or the Notes, by the Required Lenders, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, the Lenders authorize the Agent to act within its discretion (and without notice to or the consent of any Lender) to waive or forbear on behalf of all Lenders any noncompliance by the Company (other than a waiver of, or forbearance with respect to, any Event of Default under Section 11.1.4) with this Agreement (provided that no such waiver shall be for a period in excess of 90 days). No amendment, modification, waiver or consent shall change the Pro Rata Share of any Lender without the consent of such Lender. No amendment, modification, waiver or consent shall (i) increase the Revolving Commitment Amount or the Acquisition Commitment Amount, (ii) extend the date for payment of any principal of or interest on the Loans or any fees payable hereunder, (iii) reduce the principal amount of any Loan, the rate of interest thereon or any fees payable hereunder, (iv) release the Guaranty or all or any substantial part of the collateral granted under the Collateral Documents, (v) amend or modify Section 9.6.1 so as to increase the maximum ratio of Funded Debt to Stockholder's Equity permitted at any time, (vi) amend or modify Section
9.6.2 so as to increase the maximum ratio of Funded Debt (less Debt under Floor Plan Financings) to Stockholder's Equity permitted at any time, (vii) amend or modify Section 9.6.4 so as to permit any Subsidiary to maintain working capital at levels less than the requirements set forth in such Subsidiary's franchise agreements, (viii) amend or modify Section 9.6.3 so as to increase the maximum Funded Debt to EBITDA Ratio permitted at any time, (ix) amend, modify or waive
Section 11.1.2 to the extent such Section expressly refers to

Floor Plan Financings, (x) amend, modify or waive Section 6.3(b) or (xi) reduce the aggregate Pro Rata Share required to effect an amendment, modification, waiver or consent without, in each case, the consent of all Lenders. No provision of Section 12 or other provision of this Agreement affecting the Agent in its capacity as such shall be amended, modified or waived without the consent of the Agent. No provision of this Agreement relating to the rights or duties of the Issuing Lender in its capacity as such shall be amended, modified or waived without the consent of the Issuing Lender.

        13.2 Confirmations. The Company and each holder of a Note agree from time to time, upon written request received by it from the other, to confirm to the other in writing (with a copy of each such confirmation to the Agent) the aggregate unpaid principal amount of the Loans then outstanding under such Note.

       13.3 Notices. Except as otherwise provided in Section 2.2, all notices hereunder shall be in writing (including facsimile transmission) and shall be sent to the applicable party at its address shown on Schedule 13.3 or at such other address as such party may, by written notice received by the other parties, have designated as its address for such purpose. Notices sent by facsimile transmission shall be deemed to have been given when sent; notices sent by mail shall be deemed to have been given three Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery or overnight courier service shall be deemed to have been given when received. For purposes of Section 2.2, the Agent shall be entitled to rely on telephonic instructions from any person that the Agent in good faith believes is an authorized officer or employee of the Company, and the Company shall hold the Agent and each other Lender harmless from any loss, cost or expense resulting from any such reliance.

       13.4 Computations. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for the purpose of this Agreement, such determination or calculation shall, to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with GAAP, consistently applied; provided that if the Company notifies the Agent that the Company wishes to amend any covenant in Section 9 to eliminate or to take into account the effect of any change in GAAP on the operation of such covenant (or if the Agent notifies the Company that the Required Lenders wish to amend Section 9 for such purpose), then the Company's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Lenders.

        13.5 Regulation U. Each Lender represents that it in good faith is not relying, either directly or indirectly, upon any Margin Stock as collateral security for the extension or maintenance by it of any credit provided for in this Agreement.

       13.6 Costs, Expenses and Taxes. The Company agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Agent (including Attorney Costs) in connection with the preparation, execution, syndication, delivery and administration of this Agreement, the other Loan Documents and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including any amendment, supplement or waiver to any Loan Document), and all out-of-pocket costs and expenses (including Attorney Costs) incurred by the Agent and each Lender after an Event of Default in connection with the enforcement of this Agreement, the other Loan Documents or any such other documents. In addition, the Company agrees to pay, and to save the Agent and the Lenders harmless from all liability for, (a) any stamp or other taxes (excluding income taxes and franchise taxes based on net income) which may be payable in connection with the execution and delivery of this Agreement, the borrowings hereunder, the issuance of the Notes or the execution and delivery of any other Loan Document or any other document provided for herein or delivered or to be delivered hereunder or in connection herewith and (b) any fees of the Company's auditors in connection with any reasonable exercise by the Agent and the Lenders of their rights pursuant to Section 9.2. All obligations provided for in this Section 13.6 shall survive repayment of the Loans, cancellation of the Notes, expiration or termination of the Letters of Credit and termination of this Agreement.

       13.7 Subsidiary References. The provisions of this Agreement relating to Subsidiaries shall apply only during such times as the Company has one or more Subsidiaries.

       13.8 Captions. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

       13.9  Assignments; Participations.

       13.9.1 Assignments. Any Lender may, with the prior written consents of the Issuing Lender and the Agent and (so long as no Event of Default exists) the Company (which consents shall not be unreasonably delayed or withheld and, in any event, shall not be required for an assignment by a Lender to one of its Affiliates), at any time assign and delegate to one or more commercial banks or other Persons (any Person to whom such an assignment and delegation is to be made being herein called an "Assignee") all or any fraction of such Lender's Loans and Commitment (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Lender's Loans and Commitment) in a minimum aggregate amount equal to the lesser of (i) the amount of the assigning Lender's Pro Rata Share of the Revolving Commitment Amount and the Acquisition Commitment Amount plus the unpaid amount of such Lender's Term Loans and (ii) $25,000,000; provided that (a) no assignment and delegation may be made to any Person if, at the time of such assignment and delegation, the Company would be obligated to pay any greater amount under Section 7.6 to the Assignee than the Company is then obligated to pay to the assigning Lender under such Section (and if any assignment is made in violation of the foregoing, the Company will not be required to pay the incremental amounts) and (b) the Company and the Agent shall be entitled to continue to deal solely and directly with such

Lender in connection with the interests so assigned and delegated to an Assignee until the date when all of the following conditions shall have been met:

               (x) five Business Days (or such lesser period of time as the Agent and the assigning Lender shall agree) shall have passed after written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee, shall have been given to the Company and the Agent by such assigning Lender and the Assignee,

               (y) the assigning Lender and the Assignee shall have executed and delivered to the Company and the Agent an assignment agreement substantially in the form of Exhibit G (an "Assignment Agreement"), together with any documents required to be delivered thereunder, which Assignment Agreement shall have been accepted by the Agent, and

               (z) except in the case of an assignment by a Lender to one of its Affiliates, the assigning Lender or the Assignee shall have paid the Agent a processing fee of $3,500.

From and after the date on which the conditions described above have been met,
(x) such Assignee shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (y) the assigning Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it pursuant to such Assignment Agreement, shall be released from its obligations hereunder. Within five Business Days after effectiveness of any assignment and delegation, the Company shall execute and deliver to the Agent (for delivery to the Assignee). Each such Note shall be dated the effective date of such assignment. The assigning Lender shall mark the predecessor Note "exchanged" and deliver it to the Company. Accrued interest on that part of the predecessor Note being assigned shall be paid as provided in the Assignment Agreement. Accrued interest and fees on that part of the predecessor Note not being assigned shall be paid to the assigning Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Note and in this Agreement. Any attempted assignment and delegation not made in accordance with this Section 13.9.1 shall be null and void.

       Notwithstanding the foregoing provisions of this Section 13.9.1 or any other provision of this Agreement, any Lender may at any time assign all or any portion of its Loans and its Note to a Federal Reserve Bank (but no such assignment shall release any Lender from any of its obligations hereunder).

       13.9.2 Participations. Any Lender may at any time sell to one or more commercial banks or other Persons participating interests in any Loan owing to such Lender, the Note held by such Lender, the Commitment of such Lender, the interest of such Lender in any Letter of Credit or any other interest of such Lender hereunder (any Person purchasing any such participating interest being herein called a "Participant"). In the event of a sale by a Lender of a participating interest to a Participant, (x) such Lender shall remain the holder of its Note for all purposes of this Agreement, (y) the Company and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations hereunder and (z) all amounts payable by the Company shall be determined as if such Lender had not sold such participation and shall be paid directly to such Lender. No Participant shall have any direct or indirect voting rights hereunder except with respect to any of the events described in the fourth sentence of Section 13.1. Each Lender agrees to incorporate the requirements of the preceding sentence into each participation agreement which such Lender enters into with any Participant. The Company agrees that if amounts outstanding under this Agreement and the Notes are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or such Note; provided that such right of setoff shall be subject to the obligation of each Participant to share with the Lenders, and the Lenders agree to share with each Participant, as provided in Section 7.5. The Company also agrees that each Participant shall be entitled to the benefits of Section
7.6 as if it were a Lender (provided that no Participant shall receive any greater compensation pursuant to Section 7.6 than would have been paid to the participating Lender if no participation had been sold).

       13.10 Governing Law. This Agreement and each Note shall be a contract made under and governed by the laws of the State of New York applicable to contracts made and to be performed entirely within such State. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All obligations of the Company and rights of the Agent and the Lenders expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law.

       13.11 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.

        13.12 Successors and Assigns. This Agreement shall be binding upon the Company, the Lenders and the Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Lenders and the Agent and the successors and assigns of the Lenders and the Agent.

       13.13 Indemnification by the Company. In consideration of the execution and delivery of this Agreement by the Agent and the Lenders and the agreement to extend the Commitments provided hereunder, the Company hereby agrees to indemnify, exonerate and hold the Agent, each Lender and each of the officers, directors, employees, Affiliates and agents of the Agent and each Lender (each a "Lender Party") free and harmless from and against any and all actions, causes of action, suits, losses, liabilities, damages and expenses, including Attorney Costs (collectively, the "Indemnified Liabilities"), incurred by the Lender Parties or any of them as a result of, or arising out of, or relating to (i) any tender offer, merger, purchase of stock, purchase of assets or other similar transaction financed or proposed to be financed in whole or in part, directly or indirectly, with the proceeds of any of the Loans, (ii) the use, handling, release, emission, discharge, transportation, storage, treatment or disposal of any hazardous substance at any property owned or leased by the Company or any Subsidiary, (iii) any violation of any Environmental Laws with respect to conditions at any property owned or leased by the Company or any Subsidiary or the operations conducted thereon, (iv) the investigation, cleanup or remediation of offsite locations at which the Company or any Subsidiary or their respective predecessors are alleged to have directly or indirectly disposed of hazardous substances or (v) the execution, delivery, performance or enforcement of this Agreement or any other Loan Document by any of the Lender Parties, except for any such Indemnified Liabilities arising on account of the applicable Lender Party's gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. All obligations provided for in this Section 13.13 shall survive repayment of the Loans, cancellation of the Notes, expiration or termination of the Letters of Credit, any foreclosure under, or any modification, release or discharge of, any or all of the Collateral Documents and termination of this Agreement.

        13.14 Nonliability of Lenders. The relationship between the Company on the one hand and the Lenders and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibility to the Company. Neither the Agent nor any Lender undertakes any responsibility to the Company to review or inform the Company of any matter in connection with any phase of the Company's business or operations. The Company agrees that neither the Agent nor any Lender shall have liability to the Company (whether sounding in tort, contract or otherwise) for losses suffered by the Company in connection with, arising out of, or in any way related to the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent nor any Lender shall have any liability with respect to, and the Company hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Company in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

       13.15 FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

       13.16 WAIVER OF JURY TRIAL. EACH OF THE COMPANY, THE AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

       13.17 CFC Right of First Refusal on Floor Plan Financing. Each Subsidiary that is engaged in the retail sale or lease of motor vehicle inventory shall not obtain any wholesale motor vehicle financing from any Person other than CFC (and other than Floor Plan Financings permitted under Section 9.7(h)) unless and until it shall have submitted a bona fide written proposal (a "Proposal") to CFC for such financing and CFC has declined to provide the same. Each Proposal shall set forth all salient terms of the underlying financing. For purposes hereof, CFC will be deemed to have declined to provide the financing described in a Proposal if it shall have failed to respond to the Subsidiary that submitted the Proposal within ten Business Days of receiving such Proposal. If CFC declines to provide any financing described in a Proposal, the Subsidiary that submitted the Proposal may then obtain the financing described in the Proposal from another Person on terms no more favorable to such Person than those contained in the Proposal and otherwise on terms substantially identical to those in the Proposal.

        13.18 Confidentiality. Each Lender agrees to take, and to cause its Affiliates to take, normal and reasonable precautions and exercise due care to maintain the confidentiality of all non-public information provided to it by the Company or any Subsidiary, or by the Agent on the Company's or any Subsidiary's behalf, under this Agreement or any other Loan Document, and neither such Lender nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Company or any Subsidiary, except to the extent such information was or becomes generally available to the public other than as a result of disclosure by such Lender or was or becomes available on a non-confidential basis from a source other than the Company (provided that such source is not bound by a confidentiality agreement with the Company or any Subsidiary known to such Lender); provided, however, that any Lender may disclose such information (A) at the request or pursuant to any requirement of any governmental authority to which such Lender is subject or in connection with an examination of such Lender by any such authority, (B) pursuant to subpoena or other court process, when required to do so in accordance with the provisions of any applicable requirement of law, (C) to the extent reasonably required in connection with any litigation or proceeding to which the Agent or any Lender or any of their respective Affiliates may be party, (D) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document, (E) to such Lender's independent auditors and other professional advisors, (F) to any participant or assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Lenders hereunder, (G) as to any Lender or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company or any Subsidiary is party or is deemed party with such Lender or such Affiliate, (H) to its Affiliates and (I) any nationally recognized rating agency that requires access to information about such Lender's investment portfolio in connection with ratings issued to such Lender.

Delivered at Detroit, Michigan as of the day and year first above written.

                                     UNITED AUTO GROUP, INC.

                                     By
                                       -----------------------------------------
                                     Title
                                           -------------------------------------


                                     CHRYSLER FINANCIAL COMPANY L.L.C., as Agent and as a Lender



                                     By
                                       -----------------------------------------
                                     Title
                                          --------------------------------------



                                     TOYOTA MOTOR CREDIT CORPORATION,
                                     as a Lender

                                     By
                                       -----------------------------------------
                                     Title
                                          --------------------------------------

                                  SCHEDULE 2.1

                           LENDERS AND PRO RATA SHARES

                          Pro Rata Share     Pro Rata Share
                           of Revolving      of Acquisition
                           Commitment        Commitment                         Pro Rata
Lender                       Amount            Amount          Term Loans        Share
------                       ------            ------          ----------        -----
Chrysler Financial         $ 76,250,000      $317,200,000     $113,460,000        61%
Company L.L.C.

Toyota Motor               $ 48,750,000      $202,800,000     $ 72,540,000        39%
Credit Corporation

TOTALS                     $125,000,000      $520,000,000     $186,000,000       100%


                                  SCHEDULE 8.6

                      LITIGATION AND CONTINGENT LIABILITIES

                                  SCHEDULE 8.8

                                  SUBSIDIARIES

                                  SCHEDULE 8.15

                              ENVIRONMENTAL MATTERS

                                  SCHEDULE 8.16

                                    INSURANCE

                                  SCHEDULE 8.19

                             BURDENSOME OBLIGATIONS

                                  SCHEDULE 8.20

                                  LABOR MATTERS

                                  SCHEDULE 9.7

                             PERMITTED EXISTING DEBT

                                  SCHEDULE 9.8

                            PERMITTED EXISTING LIENS

                                  SCHEDULE 9.17

                             PERMITTED RESTRICTIONS

                                  SCHEDULE 9.19

                                   INVESTMENTS

                                  SCHEDULE 13.3

                              ADDRESSES FOR NOTICES

UNITED AUTO GROUP, INC.

1 Harmon Plaza
Secaucus, New Jersey 07094
Attn: James R. Davidson

Telephone No.:   (201) 325-3303
Facsimile No.:    (201) 325-3351

with a copy to:

Robert H. Kurnick, Jr., Esquire
Executive Vice President and General Counsel
United Auto Group, Inc.
13400 Outer Drive, West
Suite B-36
Detroit, MI 48239-4001

Telephone No.:   (313) 592-7550
Facsimile No.:    (313) 592-7340

CHRYSLER FINANCIAL COMPANY L.L.C., as Agent and a Lender

Notices of Borrowing and Requests for Letter of Credit Issuance

27777 Franklin Road, 25th Floor
Southfield, Michigan 48034-8286
Attention: Michele Nowak
Telephone: (248) 948-4860
Facsimile:  (248) 948-3848

All Other Notices

27777 Franklin Road, 25th Floor
Southfield, Michigan 48034-8286
Attention: Michele Nowak
Telephone: (248) 948-4860
Facsimile:  (248) 948-3848

TOYOTA MOTOR CREDIT CORPORATION, as a Lender

19001 South Western Avenue
Torrance, California 90509
Attention: Tom Brubaker
Telephone: (310) 468-3756
Facsimile:  (310) 468-3854

With a Copy To

19001 South Western Avenue
Torrance, California 90509
Attention: General Counsel
Telephone: (310) 468-3552
Facsimile:  (310) 468-3501

                                   EXHIBIT A

                                     FORM OF
                                      NOTE

                                                                          , 200
                                                               Detroit, Michigan


     The undersigned, for value received, promises to pay to the order of
                (the "Lender") at the principal office of Chrysler Financial Company L.L.C. (the "Agent") in Southfield, Michigan the aggregate unpaid amount of all Loans made to the undersigned by the Lender pursuant to the Credit Agreement referred to below (as shown on the schedule attached hereto (and any continuation thereof) or in the records of the Lender), such principal amount to be payable on the dates set forth in the Credit Agreement.

     The undersigned further promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such Loan is paid in full, payable at the rate(s) and at the time(s) set forth in the Credit Agreement. Payments of both principal and interest are to be made in lawful money of the United States of America.

       This Note evidences indebtedness incurred under, and is subject to the terms and provisions of, the Amended and Restated Credit Agreement, dated as of December 22, 2000 (as amended or otherwise modified from time to time, the "Credit Agreement"; capitalized terms not otherwise defined herein are used herein as defined in the Credit Agreement), among the undersigned, certain financial institutions (including the Lender) and the Agent, to which Credit Agreement reference is hereby made for a statement of the terms and provisions under which this Note may or must be paid prior to its due date or its due date accelerated.

        This Note is made under and governed by the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

                                           UNITED AUTO GROUP, INC.

                                           By:
                                              --------------------------------
                                             Title:
                                                   ---------------------------

Schedule attached to Note dated           , 200   of UNITED AUTO GROUP, INC.
payable to the order of


Date and                  Date and                               Unpaid
Amount of                 Amount of           Maturity           Principal           Notation
Loan                      Repayment           Date               Balance             Made by
----                      ---------           ----               -------             -------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

                                   EXHIBIT H

                            FORM OF REAFFIRMATION OF
                                 LOAN DOCUMENTS

                                December 22, 2000

Chrysler Financial Company L.L.C., as Agent and the other parties to the Amended and Restated Credit Agreement referred to below
27777 Franklin Road, 25th Floor
Southfield, Michigan 48034
Attn: Michele Nowak

     RE: REAFFIRMATION OF LOAN DOCUMENTS

Ladies and Gentlemen:

     Please refer to:

     (a) The Security Agreement dated as of October 8, 1999 (the "Security Agreement") among United Auto Group, Inc. (the "Company"), its subsidiaries and Chrysler Financial Company L.L.C. in its capacity as Agent (in such capacity, the "Agent");

     (b) The Guaranty dated as of October 8, 1999 (the "Guaranty") executed in favor of the Agent and various other parties by all subsidiaries of the Company; and

     (c) The Pledge Agreement dated as of October 8, 1999 (the "Pledge Agreement") executed by the Company and certain of its subsidiaries.

     The Security Agreement, the Guaranty and the Pledge Agreement, in each case as heretofore amended, are collectively referred to herein as the "Loan Documents". Capitalized terms not otherwise defined herein will have the meanings given in the Credit Agreement referred to below.

     Each of the undersigned acknowledges that the Company, the Lenders and the Agent have executed the Amended and Restated Credit Agreement (the "Amended Agreement") to the Credit Agreement dated as of August 3, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement").

     Each of the undersigned hereby confirms that each Loan Document to which such undersigned is a party remains in full force and effect after giving effect to the effectiveness of the Amendment and that, upon such effectiveness, all references in such Loan Document to the "Credit Agreement" shall be references to the Credit Agreement as amended and restated by the Amended Agreement.

     The letter agreement may be signed in counterparts and by the various parties as herein on separate counterparts. This letter agreement shall be governed by the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

                                           UAG NORTHEAST, INC.
                                           DIFEO PARTNERSHIP, INC.
                                           UAG HUDSON, INC.
                                           SOMERSET MOTORS INC.
                                           UAG NORTHEAST BODY SHOP, INC.
                                           UNITED LANDERS, INC.
                                           LANDERS AUTO SALES, INC.
                                           LANDERS UNITED AUTO GROUP NO. 2, INC.
                                           LANDERS UNITED AUTO GROUP NO. 6, INC.
                                           LANDERS BUICK-PONTIAC, INC.
                                           LANDERS FORD NORTH, INC.
                                           UNITED AUTO GROUP, INC.
                                           UAG SOUTHEAST, INC.
                                           UAG DULUTH, INC.
                                           UNITED NISSAN, INC. (GA)
                                           UNITED NISSAN, INC. (NV)
                                           UNITED NISSAN, INC. (TN)
                                           PEACHTREE NISSAN, INC.
                                           UAG TENNESSEE, INC.
                                           UAG WEST, INC.
                                           SA AUTOMOTIVE, LTD.
                                           SL AUTOMOTIVE, LTD.
                                           SPA AUTOMOTIVE, LTD.
                                           LRP, LTD.
                                           SUN MOTORS, LTD.
                                           SCOTTSDALE MANAGEMENT GROUP, LTD.
                                           SAU AUTOMOTIVE, LTD.
                                           SK MOTORS, LTD.
                                           KMT/UAG, INC.
                                           RELENTLESS PURSUIT ENTERPRISES, INC.
                                           TRI-CITY LEASING, INC.
                                           HT AUTOMOTIVE LTD.


                                      B-I-2

                                       UAG TEXAS, INC.
                                       UAG TEXAS II, INC.
                                       UAG EAST, INC.
                                       WESTBURY SUPERSTORE, LTD.
                                       PALM AUTO PLAZA, INC.
                                       FLORIDA CHRYSLER PLYMOUTH, INC.
                                       WEST PALM NISSAN, INC.
                                       WEST PALM INFINITI, INC.
                                       NORTHLAKE AUTO FINISH, INC.
                                       J & S AUTO REFINISHING, LTD.
                                       JS IMPORTS, INC.
                                       WEST PALM AUTO MALL, INC.
                                       AUTO MALL PAYROLL SERVICES, INC.
                                       AMITY AUTO PLAZA, LTD.
                                       AMITY NISSAN OF MASSAPEQUA, LTD.
                                       UAG CAROLINA, INC.
                                       REED-LALLIER CHEVROLET, INC.
                                       MICHAEL CHEVROLET-OLDSMOBILE, INC.
                                       GENE REED CHEVROLET, INC.
                                       UNITEDAUTO DODGE OF SHREVEPORT, INC.
                                       COVINGTON PIKE DODGE, INC.
                                       THE NEW GRACELAND DODGE, INC.
                                       UAG GRACELAND II, INC.
                                       UAG MEMPHIS II, INC.
                                       UAG MEMPHIS IV, INC.
                                       UAG MEMPHIS V, INC.
                                       UAG-CARIBBEAN, INC.
                                       DAN YOUNG CHEVROLET INC.
                                       YOUNG MANAGEMENT GROUP, INC.
                                       UAG YOUNG II, INC.
                                       UAG PARAMOUNT MOTORS, INC.
                                       UAG KISSIMMEE MOTORS, INC.
                                       UAG CITRUS, INC.
                                       UAG CLASSIC, INC.
                                       CLASSIC AUTO GROUP, INC.
                                       CHERRY HILL CLASSIC CARS, INC.
                                       CLASSIC OF CHERRY HILL, INC.
                                       CLASSIC MANAGEMENT COMPANY, INC.
                                       CLASSIC CHEVROLET, INC.
                                       CLASSIC AUTO GROUP HOLDINGS, INC.
                                       CLASSIC IMPORTS, INC.
                                       UNITEDAUTO ENTERPRISES, INC.


                                      B-I-3

                                       UNITED AUTOCARE, INC.
                                       UNITED AUTOCARE PRODUCTS, INC.
                                       UNITEDAUTO FOURTH FUNDING INC.
                                       UNITEDAUTO FIFTH FUNDING INC.
                                       UAG FINANCE COMPANY, INC.
                                       CLASSIC MOTOR SALES LLC
                                       D. YOUNG CHEVROLET LLC
                                       DAN YOUNG MOTORS LLC
                                       UAG YOUNG AUTOMOTIVE GROUP LLC
                                       YOUNG AUTOMOTIVE HOLDINGS LLC
                                       EUROPA AUTO IMPORTS, INC.
                                       UAG LAKE NORMAN, LLC
                                       UAG INDIANAPOLIS, LLC
                                       MOTORCARS ACQUISITION, LLC
                                       MOTORCARS ACQUISITION II, LLC
                                       MOTORCARS ACQUISITION III, LLC
                                       SCOTTSDALE FERRARI, LLC
                                       UAG OLDSMOBILE OF INDIANA, LLC
                                       ATLANTIC AUTO FUNDING CORPORATION
                                       ATLANTIC AUTO SECOND FUNDING CORPORATION
                                       ATLANTIC AUTO THIRD FUNDING CORPORATION
                                       GOODSON NORTH, LLC
                                       GOODSON PONTIAC GMC, LLC
                                       GOODSON SPRING BRANCH, LLC
                                       PIONEER FORD WEST, LLC
                                       UAG CERRITOS, LLC
                                       UAG CONNECTICUT, LLC
                                       UAG CONNECTICUT REALTY, LLC
                                       UAG FAIRFIELD CA, LLC
                                       UAG FAIRFIELD CM, LLC
                                       UAG FAIRFIELD CP, LLC
                                       UAG HOUSTON ACQUISITION, LLC
                                       UAG INTERNATIONAL HOLDINGS, INC.
                                       UAG LANDERS SPRINGDALE, LLC
                                       UAG MENTOR ACQUISITION, LLC
                                       UAG MICHIGAN CADILLAC, LLC
                                       UAG MICHIGAN PONTIAC-GMC, LLC
                                       UAG MICHIGAN T1, LLC
                                       UAG MICHIGAN TMV, LLC
                                       UAG PHOENIX VC, LLC
                                       UAG REALTY, LLC


                                          B-I-4

                                       UAG SPRING, LLC
                                       UNITED AUTO FINANCE, INC.
                                       UNITED RANCH AUTOMOTIVE, LLC

                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------

                                         DIFEO HYUNDAI PARTNERSHIP
                                         DIFEO NISSAN PARTNERSHIP
                                         DIFEO CHRYSLER PLYMOUTH JEEP EAGLE
                                          PARTNERSHIP
                                         DIFEO LEASING PARTNERSHIP
                                         DANBURY AUTO PARTNERSHIP
                                         DIFEO TENAFLY PARTNERSHIP
                                         OCT PARTNERSHIP
                                         HUDSON MOTORS PARTNERSHIP
                                         COUNTY AUTO GROUP PARTNERSHIP
                                         SOMERSET MOTORS PARTNERSHIP
                                         By: DIFEO PARTNERSHIP, INC.
                                             a general partner

                                         By:
                                            ------------------------------------
                                         Title:
                                               ---------------------------------













                                      B-I-5

                                       SHANNON AUTOMOTIVE, LTD.
                                       By: UAG TEXAS, INC.
                                           a general partner

                                       By:
                                          --------------------------------------
                                       Title:
                                             -----------------------------------

                                       UAG CITRUS MOTORS, LLC
                                       By: UAG CITRUS, INC.
                                           Member

                                       By:
                                          --------------------------------------
                                       Title:
                                             -----------------------------------

                                       CLASSIC ENTERPRISES, LLC
                                       CLASSIC NISSAN OF TURNERSVILLE, LLC
                                       By: UAG CLASSIC, INC.
                                           Member

                                       By:
                                          --------------------------------------
                                       Title:
                                             -----------------------------------


                                       LANDERS FORD, INC
                                       NATIONAL CITY FORD, INC.
                                       CENTRAL FORD CENTER, INC.
                                       PIONEER FORD SALES, INC.

                                       By:
                                          --------------------------------------
                                       Title:
                                             -----------------------------------



                                        B-I-6

ACKNOWLEDGED AND AGREED
as of the date first written above

CHRYSLER FINANCIAL COMPANY, L.L.C.,
as Agent

By:
   ------------------------------
Title:
      ---------------------------
































                                      B-I-7

                                   EXHIBIT I

                     SUBORDINATION PROVISIONS APPLICABLE TO
                                SUBORDINATED DEBT

The indebtedness evidenced by the subordinated notes shall at all times be wholly subordinate and junior in right or payment to any and all Superior Indebtedness (as defined below) in the manner and with the force and effect hereafter set forth:

(a) In the event of any liquidation, dissolution or winding up of the Company, or of any execution sale, receivership, insolvency, bankruptcy, reorganization or other similar proceeding relative to the Company or its property, all principal, interest, fees, reimbursement obligations and other amounts owing on all Superior Indebtedness shall first be paid in full before any payment is made upon the indebtedness evidenced by the subordinated notes; and in any such event any payment or distribution of any kind or character, whether in cash, property or securities (other than in securities or other evidences of indebtedness, the payment of which is subordinated to the same extent as the indebtedness evidenced hereby to the payment of all Superior Indebtedness which may at the time be outstanding) which shall be made upon or in respect of the subordinated notes shall be paid over to the holders of such Superior Indebtedness, pro rata, for application in payment thereof until such Superior Indebtedness shall have been paid or satisfied in full.

(b) During the continuance of any default in any agreement pursuant to which any Superior Indebtedness is issued which arises from the failure to pay when due (whether by acceleration or otherwise) any principal of, premium, if any, interest on, fees or other amounts in respect of such Superior Indebtedness (a "Superior Payment Default"), no payment of principal, premium or interest shall be made on the subordinated notes if either (i) notice in writing of such default has been given to the Company by any holder or holders of any Superior Indebtedness or (ii) judicial proceedings shall be pending in respect of such default.

(c) During the continuance of any event of default or unmatured event of default in any agreement pursuant to which any Superior Indebtedness is issued other than a Superior Payment Default (a "Superior Non-Payment Default") as to which the Company has received notice in writing from any holder or holders of Superior Indebtedness, no payment of principal, premium or interest shall be made on the subordinated notes for a period (each, a "Payment Blockage Period") commencing on the date of receipt by the Company of such notice and terminating on the earliest to occur of the following dates: (i) the date of acceleration of the Superior Indebtedness, (ii) 180 days after the Company's receipt of such written notice, (iii) the date such Superior Non-Payment Default shall have been cured or waived, or shall have ceased to exist, (iv) the date the Superior Indebtedness shall have been discharged or paid in full in cash or (v) the date such Payment Blockage Period shall have been terminated by written notice to the Company from the holder or holders of Superior Indebtedness initiating such Payment Blockage

Period, after which, in the case of clauses (ii), (iii), (iv) and (v), the Company shall resume making payments in respect of the subordinated notes, unless clause (a) or (b) above is then applicable.

(d) If the subordinated notes are declared or become due and payable because of the occurrence of any default thereunder or under the agreement or instrument under which they are issued or otherwise than at the option of the Company, under circumstances when clause (a) above shall not be applicable, the holders of the subordinated notes shall not be entitled to payments until sixty (60) days after such event and then only if such payment is permitted under clauses
(a) and (b) above.

(e) The holder of each subordinated note undertakes and agrees for the benefit of each holder of Superior Indebtedness to execute, verify, deliver and file any proof of claim, consent, assignment or other instrument which any holder of Superior Indebtedness may at any time require in order to prove and realize upon any right or claim pertaining to the subordinated notes and to effectuate the full benefit of the subordination contained herein; and upon failure of the holder of any subordinated note so to do any such holder of Superior Indebtedness shall be deemed to be irrevocably appointed the agent and attorney-in-fact of the holder of such note to execute, verify, deliver and file any such proof of claim, consent, assignment or other instrument.

(f) No right of any holder of any Superior Indebtedness to enforce subordination as herein provided shall at any time or in any way be affected or impaired by any failure to act on the part of the Company or any holder of Superior Indebtedness, or by any non-compliance by the Company with any term, provision or covenant of the subordinated notes or the agreement under which they are issued, regardless of any knowledge thereof that any such holder of Superior Indebtedness may have or be otherwise charged with.

(g) The Company agrees, for the benefit of the holders of Superior Indebtedness, that in the event that any subordinated note is declared due and payable before its expressed maturity because of the occurrence of a default thereunder or under the agreement under which it was issued, the Company will give prompt notice in writing of such happening to the holders of Superior Indebtedness.

(h) "Superior Indebtedness" means (a) all obligations of the Company under or in connection with the Amended and Restated Credit Agreement, dated as of December 22, 2000 among the Company, various financial institutions and Chrysler Financial Company L.L.C. ("CFC"), as agent (as amended, restated, amended and restated or otherwise modified from time to time, the "Credit Agreement"), whether for principal, interest (including any interest that would accrue but for the filing of a petition initiating any bankruptcy, insolvency or like proceeding, whether or not such interest is an allowed claim enforceable against the debtor), fees, expenses or otherwise and (b) all other obligations of the Company to CFC, howsoever arising or evidenced.

                                   EXHIBIT J

                                     FORM OF
                                 L/C APPLICATION

TO: CHRYSLER FINANCIAL COMPANY L.L.C.
    27777 Franklin Road, 25th Floor
    Southfield, Michigan 48034
    Telephone:(248) 948-4860
    Facsimile: (248) 948-3138
    Attention: Michele Nowak

Ladies and Gentlemen:

     We hereby request Chrysler Financial Company L.L.C., as Issuing Lender under the Credit Agreement referred to below, to establish a Letter of Credit (the "Credit") for our account as follows:

       BENEFICIARY:

       APPLICANT:

       AMOUNT:

       EXPIRY DATE:

       AVAILABLE BY SIGHT DRAFTS TO BE ACCOMPANIED BY:

       SPECIAL INSTRUCTIONS:

Chrysler Financial Company L.L.C.,
as Issuing Lender
           , 200

Page 2 of 2

     PURPOSE OF CREDIT:

     The Credit is subject to the terms and provisions of the Amended and Restated Credit Agreement, dated as of December 22, 2000 (as amended or otherwise modified from time to time, the "Credit Agreement"; capitalized terms not otherwise defined herein are used herein as defined in the Credit Agreement), among the undersigned, certain financial institutions and the Issuing Lender, to which Credit Agreement reference is hereby made for a statement of the terms and provisions regarding the issuance of Letters of Credit and the reimbursement obligations arising in connection therewith.

     The undersigned hereby confirms that, both before and after giving effect to the issuance of the Credit, (a) the representations and warranties of the undersigned and each Subsidiary set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects with the same effect as if made on the date hereof (except to the extent such representations and warranties relate to a specific earlier date) and (b) no Event of Default or Unmatured Event of Default has occurred or is continuing.

     Dated this      day of           , 200  .

                                            UNITED AUTO GROUP, INC.

                                            By:
                                               ---------------------
                                            Its:
                                                --------------------

                                   EXHIBIT K

                           FORM OF ACCOUNTANT'S LETTER

     INDEPENDENT ACCOUNTANTS' REPORT ON APPLYING AGREED-UPON PROCEDURES

United Auto Group, Inc.
One Harmon Plaza
Secaucus, NJ 07094

     We have performed the procedures enumerated below, solely to assist you in evaluating United Auto Group, Inc.'s (the "Company") compliance with the financial covenants of the Amended and Restated Credit Agreement dated as of December 22, 2000, as amended, with Chrysler Financial Company L.L.C. ("Chrysler Financial") and Section 4.04 of the Series A Subordinated Notes Indenture and
Section 4.4 of the Series B Subordinated Notes Indenture, as of March 31, 2001. This engagement to apply agreed-upon procedures was performed in accordance with standards established by the American Institute of Certified Public Accountants. The sufficiency of the procedures is solely the responsibility of the Company. Consequently, we make no representation regarding the sufficiency of the procedures described below either for the purpose for which this report has been requested or for any other purpose.

     The procedures that we performed and our findings are as follows:

     1-We obtained Exhibit A, prepared by the Company's accounting personnel, detailing the financial covenant calculations of Sections 9.6.1, 9.6.2, 9.6.3,
9.7 and 9.9 of the Amended and Restated Credit Agreement dated as of December 22, 2000, as amended, with Chrysler Financial and Section 4.04 of the Series A Subordinated Notes Indenture and Section 4.4 of the Series B Subordinated Notes Indenture (collectively the "Debt Agreements"), as of March 31, 2001. We proved the arithmetic accuracy of the computations in Exhibit A.

     2-Where appropriate, we compared the amounts included in Exhibit A to the Company's financial statements as of and for the three months ended March 31, 2001 or to the trial balance at that date, and noted that they were in agreement.

     3-We compared the proforma amounts contained in the financial covenant calculations of Sections 9.6.3 and 4.04 to underlying data provided to us by management of the Company and noted that they were in agreement.

     4-We compared the required financial covenant amounts included in Exhibit A to the respective sections of the Debt Agreements referred to in 1- above and noted that they were in agreement.

     We were not engaged to, and did not, perform an audit, the objective of which would be the expression of an opinion on the specified elements, or items included in Exhibit A. Accordingly, we do not express such an opinion. Had we performed additional procedures, other matters might have come to our attention that would have been reported to you.

     This report is intended solely for the information and use of the Company and Chrysler Financial and is not intended to be and should not be used by anyone other than these specified parties.

DELOITTE & TOUCHE LLP



 Date

































                                        4